                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER


                                    Between

                                TRIBUNE COMPANY

                                      and

                            THE TIMES MIRROR COMPANY


                           Dated as of March 13, 2000



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

                                TABLE OF CONTENTS

                                                                                          Page(s)
ARTICLE I DEFINITIONS........................................................................2


ARTICLE II THE OFFER AND THE MERGER..........................................................9

   SECTION 2.1.  THE OFFER...................................................................9
   SECTION 2.2.  COMPANY ACTION.............................................................10
   SECTION 2.3.  DIRECTORS FOLLOWING OFFER..................................................11
   SECTION 2.4.  THE MERGER.................................................................12
   SECTION 2.5.  EFFECTIVE TIME.............................................................12
   SECTION 2.6.  CLOSING....................................................................12
   SECTION 2.7.  CERTIFICATE OF INCORPORATION AND BY-LAWS...................................13
   SECTION 2.8.  DIRECTORS..................................................................13
   SECTION 2.9.  OFFICERS...................................................................13

ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY; EXCHANGE OF
CERTIFICATES................................................................................13

   SECTION 3.1.  EFFECT OF THE MERGER ON COMMON STOCK.......................................13
   SECTION 3.2.  EXCHANGE OF CERTIFICATES...................................................17
   SECTION 3.3.  EFFECT OF THE MERGER ON PREFERRED STOCK....................................19
   SECTION 3.4.  OPTIONS....................................................................20
   SECTION 3.5.  COMPANY INSTRUMENTS........................................................21
   SECTION 3.6.  TRANSFER OF SHARES AFTER THE EFFECTIVE TIME................................21
   SECTION 3.7.  ESCHEAT....................................................................21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................21

   SECTION 4.1.  ORGANIZATION...............................................................21
   SECTION 4.2.  SUBSIDIARIES...............................................................22
   SECTION 4.3.  CAPITALIZATION.............................................................22
   SECTION 4.4.  AUTHORITY..................................................................23
   SECTION 4.5.  CONSENTS AND APPROVALS; NO VIOLATIONS......................................24
   SECTION 4.6.  REPORTS AND FINANCIAL STATEMENTS...........................................25
   SECTION 4.7.  ABSENCE OF CERTAIN CHANGES OR EVENTS.......................................25
   SECTION 4.8.  NO UNDISCLOSED LIABILITIES.................................................25
   SECTION 4.9.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS......................................26
   SECTION 4.10. CONTRACTS; INDEBTEDNESS....................................................28
   SECTION 4.11. LITIGATION.................................................................29
   SECTION 4.12. COMPLIANCE WITH APPLICABLE LAW.............................................29
   SECTION 4.13. TAXES......................................................................29
   SECTION 4.14. ENVIRONMENTAL MATTERS......................................................30
   SECTION 4.15. INTELLECTUAL PROPERTY......................................................31
   SECTION 4.16. REQUIRED VOTE..............................................................31
   SECTION 4.17. BROKERS....................................................................31
   SECTION 4.18. OPINION OF FINANCIAL ADVISOR...............................................32

ARTICLE V REPRESENTATIONS AND WARRANTIES OF TRIBUNE.........................................32

   SECTION 5.1.  ORGANIZATION...............................................................32
   SECTION 5.2.  CAPITALIZATION.............................................................32
   SECTION 5.3.  AUTHORITY..................................................................33
   SECTION 5.4.  CONSENTS AND APPROVALS; NO VIOLATIONS......................................33
   SECTION 5.5.  REPORTS AND FINANCIAL STATEMENTS...........................................34



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
   SECTION 5.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS.......................................34
   SECTION 5.7.  NO UNDISCLOSED LIABILITIES.................................................34
   SECTION 5.8.  LITIGATION.................................................................34
   SECTION 5.9.  COMPLIANCE WITH APPLICABLE LAW.............................................35
   SECTION 5.10. TAXES......................................................................35
   SECTION 5.11. INTELLECTUAL PROPERTY......................................................36
   SECTION 5.12. REQUIRED VOTE..............................................................36
   SECTION 5.13. BROKERS....................................................................36

ARTICLE VI COVENANTS........................................................................36

   SECTION 6.1.  COMPANY INTERIM OPERATIONS.................................................36
   SECTION 6.2.  TRIBUNE INTERIM OPERATIONS.................................................40
   SECTION 6.3.  NO SOLICITATION............................................................41
   SECTION 6.4.  THIRD PARTY STANDSTILL AGREEMENTS..........................................42
   SECTION 6.5.  CERTAIN LITIGATION.........................................................43
   SECTION 6.6.  INDEMNIFICATION............................................................43
   SECTION 6.7.  LISTING OF TRIBUNE COMMON SHARES...........................................43
   SECTION 6.8.  GOVERNANCE MATTERS.........................................................44
   SECTION 6.9.  EMPLOYEE BENEFITS..........................................................44

ARTICLE VII ADDITIONAL ARRANGEMENTS.........................................................46

   SECTION 7.1.  REGISTRATION STATEMENT; PROXY STATEMENT....................................46
   SECTION 7.2.  STOCKHOLDERS' MEETINGS.....................................................47
   SECTION 7.3.  ACCESS TO INFORMATION......................................................47
   SECTION 7.4.  REASONABLE BEST EFFORTS....................................................48
   SECTION 7.5.  NOTICES OF CERTAIN EVENTS..................................................48
   SECTION 7.6.  TAX-FREE REORGANIZATION....................................................49
   SECTION 7.7.  PUBLIC ANNOUNCEMENTS.......................................................49
   SECTION 7.8.  AFFILIATES OF THE COMPANY..................................................49
   SECTION 7.9.  CHARITABLE CONTRIBUTIONS...................................................49
   SECTION 7.10. VOTING AGREEMENT...........................................................49

ARTICLE VIII CONDITIONS PRECEDENT...........................................................49

   SECTION 8.1.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.................49
   SECTION 8.2.  CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER................50
   SECTION 8.3.  CONDITIONS TO TRIBUNE'S OBLIGATION TO EFFECT THE MERGER....................51

ARTICLE IX TERMINATION......................................................................52

   SECTION 9.1.  TERMINATION................................................................52
   SECTION 9.2.  EFFECT OF TERMINATION......................................................53
   SECTION 9.3.  FEES AND EXPENSES..........................................................53

ARTICLE X MISCELLANEOUS.....................................................................53

   SECTION 10.1.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES................................53
   SECTION 10.2.  NOTICES...................................................................54
   SECTION 10.3.  AMENDMENT.................................................................55
   SECTION 10.4.  EXTENSION; WAIVER.........................................................55
   SECTION 10.5.  INTERPRETATION............................................................55
   SECTION 10.6.  COUNTERPARTS..............................................................55
   SECTION 10.7.  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES............................55
   SECTION 10.8.  GOVERNING LAW.............................................................56
   SECTION 10.9.  ASSIGNMENT................................................................56
   SECTION 10.10. ENFORCEMENT...............................................................56
   SECTION 10.11. SEVERABILITY..............................................................56
   SECTION 10.12. WAIVER OF JURY TRIAL......................................................56



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                                    EXHIBITS

Exhibit A      Form of Voting Agreement

Exhibit B      Form of Tribune Charter Amendment

Exhibit C      Certain Provisions of Tribune By-laws

Exhibit D      Los Angeles Times Subsidiary Matters

Exhibit E      Form of Rule 145 Affiliate Agreement



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

                          AGREEMENT AND PLAN OF MERGER



                AGREEMENT AND PLAN OF MERGER, dated as of March 13, 2000, between Tribune Company, a Delaware corporation ("Tribune"), and The Times Mirror Company, a Delaware corporation (the "Company").

                WHEREAS, the Boards of Directors of Tribune and the Company each have determined that it is advisable and in the best interests of their respective stockholders for Tribune to acquire Company Common Shares in a tender offer followed by a merger of the Company with and into Tribune, upon the terms and subject to the conditions of this Agreement;

                WHEREAS, in furtherance thereof, it is proposed that Tribune will make a cash tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to acquire up to 28 million Company Common Shares (with such Company Common Shares to be purchased on a pro rata basis among Company Common Shares validly tendered and not withdrawn to the extent exceeding such number) at a purchase price of $95 per Company Common Share (such price or such higher price as may be paid in the Offer, the "Per Share Cash Amount"), net to the seller in cash;

                WHEREAS, the respective Boards of Directors of the Company and Tribune have each approved this Agreement and the merger (the "Merger") of the Company with and into Tribune following the consummation or expiration of the Offer and upon the terms and subject to the conditions of this Agreement;

                WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for the Company Common Shares in the Offer and the Merger, taken as a whole, is fair to the holders of such Company Common Shares and to recommend that the holders of such Company Common Shares accept the Offer and approve this Agreement and the transactions contemplated hereby;

                WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368 of the Code;

                WHEREAS, Tribune and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger; and

                WHEREAS, Tribune has required, as a condition to its willingness to enter into this Agreement, that certain stockholders (the "Stockholders") of the Company enter into a Voting Agreement (the "Voting Agreement") with Tribune, substantially in the form attached hereto as Exhibit A, concurrently with the execution and delivery of this Agreement.

                NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Tribune and the Company hereby agree as follows:



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                                    ARTICLE I
                                   DEFINITIONS


As used in this Agreement, the following terms shall have the respective meanings set forth below:

                "Affiliate": As defined in Rule 12b-2 under the Exchange Act.

                "Authorization": As defined in Section 4.5.

                "Benefit Plans": As defined in Section 6.9(b).

                "Blue Sky Laws": As defined in Section 4.5.

                "Cash Electing Option": As defined in Section 3.4(a).

                "Cash Election": As defined in Section 3.1(c).

                "Cash Election Number": As defined in Section 3.1(c)

                "Cash Election Shares": As defined in Section 3.1(d).

                "Cash Fraction": As defined in Section 3.1(d).

                "Certificate of Merger": The certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, Section 251 of the DGCL.

                "Class I": As defined in Section 6.8(a).

                "Class II": As defined in Section 6.8(a).

                "Class III": As defined in Section 6.8(a).

                "Closing": The closing of the Merger.

                "Closing Date": The date on which the Closing occurs.

                "Code": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

                "Common Exchange Ratio": As defined in Section 3.1(b).

                "Common Merger Consideration": As defined in Section 3.2(b).

                "Company": As defined in the Preamble.

                "Company Benefit Plans": As defined in Section 4.9(a).

                "Company Charter": The Restated Certificate of Incorporation of the Company, as amended to the date hereof.

                "Company Common Certificates": As defined in Section 3.1(g).

                "Company Common Shares": Company Series A Common Shares and Company Series C Common Shares.

                "Company Disclosure Statement": The disclosure statement, dated the date of this Agreement, delivered by the Company to Tribune.

                "Company Employees": As defined in Section 6.9(a).

                "Company Financial Advisor": As defined in Section 4.17.

                "Company Instruments": As defined in Section 3.5.

                "Company Option": As defined in Section 3.4(a).

                "Company Option Cash Out Amount": As defined in Section 3.4(a).

                "Company Permits": As defined in Section 4.12(a).

                "Company Preferred Shares": Company Series A Preferred Shares, Company Series D-1 Preferred Shares and Company Series D-2 Preferred Shares.

                "Company SEC Reports": As defined in Section 4.6.

                "Company Series A Common Shares": Shares of Series A Common Stock, par value $1.00 per share, of the Company.

                "Company Series A Preferred Shares": Shares of 8% Cumulative Conversion Preferred Stock, Series A, par value $1.00 per share, of the Company.

                "Company Series B Common Shares": Shares of Series B Common Stock, par value $1.00 per share, of the Company.

                "Company Series B Preferred Shares": As defined in Section
4.3(a).

                "Company Series C Common Shares": Shares of Series C Common Stock, par value $1.00 per share, of the Company.

                "Company Series C-1 Preferred Shares": Shares of Preferred Stock, Series C-1, par value $1.00 per share, of the Company.

                "Company Series C-2 Preferred Shares": Shares of Preferred Stock, Series C-2, par value $1.00 per share, of the Company.

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                "Company Series D-1 Preferred Shares": Shares of Preferred
Stock, Series D-1, par value $1.00 per share, of the Company.

                "Company Series D-2 Preferred Shares": Shares of Preferred Stock, Series D-2, par value $1.00 per share, of the Company.

                "Company Stockholder Approval": As defined in Section 4.4(a).

                "Company Stockholders' Meeting": As defined in Section 7.2(a).

                "Confidentiality Agreement": The Confidentiality Agreement, dated as of March 10, 2000, between Tribune and the Company.

                "Contract": As defined in Section 4.5.

                "control": With respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

                "DGCL": The General Corporation Law of the State of Delaware.

                "Dissenting Shares": As defined in Section 3.1(l).

                "Effective Time": As defined in Section 2.5.

                "Election": As defined in Section 3.1(f).

                "Election Deadline": As defined in Section 3.1(i).

                "Employment Arrangements": As defined in Section 6.9(c).

                "Environmental Laws": As defined in Section 4.14(a).

                "ERISA": As defined in Section 4.9(a).

                "Excess Tribune Common Shares": As defined in Section 3.2(d).

                "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                "Executive Arrangements": As defined in Section 6.9(c).

                "Expiration Date": As defined in Section 2.1(d).

                "FCC": As defined in Section 5.9.

                "Fee": As defined in Section 9.3(b).

                "Form of Election": As defined in Section 3.1(c).

                "Foundation": As defined in Section 7.9.

                "GAAP": As defined in Section 4.6.

                "Governmental Entity": As defined in Section 4.5.

                "Hazardous Substance": Any toxic or hazardous materials or substances, including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products and other substances defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any Environmental Law.

                "HSR Act": As defined in Section 4.5.

                "Indemnified Parties": As defined in Section 6.6(a).

                "Independent Directors": As defined in Section 2.3.

                "Insurance Amount": As defined in Section 6.6(b).

                "Intellectual Property": All industrial and intellectual property rights, including Proprietary Technology, patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights and registrations, service marks, service mark applications, service mark rights and registrations, copyrights, know-how, licenses, trade secrets, proprietary processes, formulae and customer lists.

                "Intellectual Property Rights": As defined in Section 4.15.

                "IRS": As defined in Section 4.9(a).

                "Knowledge": As it is applied to the Company and its Subsidiaries or Tribune and its Subsidiaries means actual knowledge of the executive officers of the Company or Tribune, respectively, as listed in the most recent Annual Report on Form 10-K of the Company or Tribune, respectively.

                "Law": Any federal, state, local or foreign law, statute, code, ordinance, rule, regulation promulgated, or order, judgment, writ, stipulation, award, injunction or decree entered, by a Governmental Entity.

                "Liens": As defined in Section 4.2.

                "Material Adverse Effect": With respect to Tribune, a material adverse effect on the business, properties, operations or condition (financial or otherwise) of Tribune and its Subsidiaries taken as a whole, other than any such effect arising out of or resulting from general economic conditions or from changes in or generally affecting the industries in which Tribune and its Subsidiaries operate or, except with respect to the representations and warranties set forth in Section 5.4, any effect arising out of this Agreement or the transactions contemplated hereby or the public announcement hereof. With respect to the Company, a material adverse effect on the business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, other than any such effect arising out of or resulting from general economic conditions or from changes in or generally affecting the industries in which the Company and its Subsidiaries operate or, except with respect to the representations and warranties set forth in Section 4.5, any effect arising out of this Agreement or the transactions contemplated hereby or the public announcement hereof. .

                "Material Contracts": As defined in Section 4.10(a).

                "Merger": As defined in the Recitals.

                "Minimum Condition": As defined in Annex I.

                "Mixed Consideration": As defined in Section 3.1(b).

                "Mixed Election": As defined in Section 3.1(f).

                "Multiemployer Plan": As defined in Section 4.9(b).

                "Multiple Employer Plan": As defined in Section 4.9(b).

                "No Election Shares": As defined in Section 3.1(h).

                "NYSE": The New York Stock Exchange, Inc.

                "Offer": As defined in the Recitals.

                "Offer Documents": As defined in Section 2.1(c).

                "Offer to Purchase": As defined in Section 2.1(c).

                "Paying Agent": As defined in Section 3.1(g).

                "PBGC": As defined in Section 4.9(b).

                "Per Share Cash Amount": As defined in the Recitals.

                "Permit": Any permit, grant, authorization, exception, consent, certificate, clearance, license, variance, exemption, order, concession, franchise or approval of any Governmental Entity.

                "Person": Any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

                "Proprietary Technology": All proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by the Company and/or its Affiliates or Tribune and/or its Subsidiaries, as the case may be, pertaining to any product, software or service manufactured, marketed, licensed or sold by the Company and/or its Affiliates or Tribune and/or its Subsidiaries, as the case may be, in the conduct of their business

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or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, know-how, notebooks, software, records and disclosures.

                "Proxy Statement": As defined in Section 7.1(a).

                "Registration Statement": As defined in Section 7.1(a).

                "Representatives" As defined in Section 7.3.

                "Rights": Tribune's preferred share purchase rights issued pursuant to the Rights Agreement, dated as of December 12, 1997, by and between Tribune and First Chicago Trust Company of New York, as Rights Agent.

                "Rule 145 Affiliate": As defined in Section 7.8.

                "Schedule 14D-9": As defined in Section 2.2(b).

                "SEC": The Securities and Exchange Commission.

                "Section 16": As defined in Section 6.9(b).

                "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                "Share Issuance": As defined in Section 5.3.

                "Share Purchase Date": As defined in Section 2.1(b).

                "Shares Representative": As defined in Section 3.1(c).

                "Stock Electing Option": As defined in Section 3.4(a).

                "Stock Election": As defined in Section 3.1(e).

                "Stockholders": As defined in the Preamble.

                "Subsidiary": With respect to any Person, any other Person of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

                "Superior Proposal": As defined in Section 6.3(c).

                "Surviving Corporation": As defined in Section 2.4.

                "Takeover Proposal": Any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Subsidiaries, or any proposal or offer to acquire, directly or indirectly, 20% or more of the voting securities or equity interests of, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                "Tax": Any United States federal, state, county or local, or foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, value added, alternative or added minimum, ad valorem or transfer tax, or any other tax, custom, duty or governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity.

                "Tax Return": A report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

                "368 Reorganization": As defined in Section 7.6(a).

                "Tribune": As defined in the Preamble.

                "Tribune Charter Amendment": An amendment to Tribune's Restated Certificate of Incorporation containing the provisions set forth in Exhibit B.

                "Tribune Common Shares": Shares of Common Stock, without par value, of Tribune

                "Tribune Disclosure Statement": The disclosure statement, dated the date of this Agreement, delivered by Tribune to the Company.

                "Tribune Option": As defined in Section 3.4(a).

                "Tribune Permits": As defined in Section 5.9.

                "Tribune SEC Reports": As defined in Section 5.5.

                "Tribune Stockholder Approval": As defined in Section 5.3.

                "Tribune Stockholders' Meeting": As defined in Section 7.2(b).

                "Voting Agreement": As defined in the Preamble.

                "Welfare Plan": As defined in Section 6.9(b)

                "Wholly-Owned Subsidiary": With respect to any Person, a Subsidiary of such Person all of the equity and voting interest in which is owned, directly or indirectly, by such Person.

                                   ARTICLE II
                            THE OFFER AND THE MERGER

                SECTION 2.1. The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 9.1 hereof and none of the events set forth in Annex I hereto shall have occurred and be existing, Tribune shall commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer as promptly as reasonably practicable, but in no event later than seven business days following the public announcement by Tribune and the Company of the execution of this Agreement. The obligation of Tribune to accept for payment and pay for any Company Common Shares tendered pursuant to the Offer shall be subject to the satisfaction of the conditions set forth in Annex I. Tribune expressly reserves the right from time to time, subject to Sections 2.1(b) and 2.1(d), without the consent of the Company to waive any such conditions and to increase the Per Share Cash Amount. The Per Share Cash Amount shall be net to the seller in cash, without interest, subject to reduction only for any applicable withholding taxes or stock transfer taxes payable by the seller. The Company agrees that no Shares held by the Company or any Subsidiary of the Company will be tendered pursuant to the Offer.

                (b) Without the prior written consent of the Company, Tribune shall not (i) decrease the Per Share Cash Amount or change the form of consideration payable in the Offer, (ii) seek to purchase fewer than 28 million Company Common Shares, or (iii) impose conditions to the Offer in addition to those set forth in Annex I hereto, or amend any other term or condition of the Offer in any manner materially adverse to the holders of Company Common Shares. Upon the terms and subject to the conditions of the Offer and this Agreement, Tribune will accept for payment and purchase, as soon as permitted under the terms of the Offer and applicable law, all Company Common Shares validly tendered and not withdrawn prior to the expiration of the Offer. Tribune shall not provide for a subsequent offering period in accordance with Rule 14d-11 under the Exchange Act.

                (c) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") having the conditions set forth in Annex I hereto. As soon as reasonably practicable on the date the Offer is commenced, Tribune shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer that will comply in all material respects with the provisions of all applicable federal securities laws, and will contain (including as an exhibit) or incorporate by reference the Offer to Purchase and forms of the related letter of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, are referred to collectively herein as the "Offer Documents"), which shall be mailed to the holders of Company Common Shares. Tribune agrees to promptly correct the Schedule TO and the Offer Documents if and to the extent that they shall have become false or misleading in any material respect (and the Company, with respect to information supplied by it specifically for use in the Schedule TO or the Offer Documents, shall promptly notify Tribune of any required corrections of such information and shall cooperate with Tribune with respect to correcting such information) and to supplement the Schedule TO or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall supplement the information provided by it specifically for use in the Schedule TO or the Offer Documents, shall promptly notify Tribune of any required corrections of such information and shall cooperate with Tribune with respect to correcting such information) and Tribune further agrees to supplement the Schedule TO or the Offer Documents to include any information that shall become necessary in order to make the statements therein that are based on such provided information, in light of the circumstances under which they were made, not misleading, and to take all steps necessary to cause the Schedule TO, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Company Common Shares, in each case to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO and any Offer Documents before they are filed with the SEC.

                (d) The Offer to Purchase shall provide for an initial expiration date of 20 business days (as defined in Rule 14d-1 under the Exchange
Act) from and including the date of commencement of the Offer (the "Expiration Date"). Unless this Agreement shall have been terminated pursuant to Section 9.1 hereof, Tribune agrees that it shall not, without the consent of the Company, terminate or withdraw the Offer or extend the expiration date of the Offer; provided, however, that without the consent of the Company, Tribune shall have the right to terminate or withdraw the Offer or extend the Offer from time to time, but in any event not more than 20 days, if at the then-scheduled expiration date of the Offer the conditions to the Offer described in Annex I hereto shall have not been satisfied or earlier waived.

                SECTION 2.2. Company Action (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Board of Directors, at a meeting duly called and held on March 12, 2000, acting by unanimous vote, (i) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and the Voting Agreement; (ii) recommended that the holders of Company Common Shares who desire cash for their Shares at this time accept the Offer, tender their Company Common Shares pursuant to the Offer and approve this Agreement and the transactions contemplated hereby, including the Merger; and (iii) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable, fair to and in the best interests of the stockholders of the Company.

                (b) The Company hereby agrees to file with the SEC, as promptly as practicable after the filing by Tribune of the Schedule TO with respect to the Offer but in any event on the date such Schedule TO is filed with the SEC, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that (i) will comply in all material respects with the provisions of all applicable federal securities laws and (ii) will include the opinion of the Company Financial Advisor referred to in Section 4.17 hereof. The Company agrees to mail such
Schedule 14D-9 to the holders of Company Common Shares along with the Offer Documents promptly after the commencement of the Offer. The Company agrees that the Schedule 14D-9 and the Offer Documents shall contain the recommendations of the Company's Board of Directors described in Sections 1.2(a) hereof. The Company agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and Tribune, with respect to information supplied by it specifically for use in the Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and Tribune shall supplement the information provided by it specifically for use in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein that are based on such provided information, in light of the circumstances under which they were made, not misleading), and the Company shall take all steps necessary to cause the
Schedule 14D-9, as so corrected or supplemented, to be filed with the SEC and disseminated to the holders of Company Common Shares, in each case to the extent required by applicable federal securities laws. Tribune and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC.

                (c) In connection with the Offer, the Company shall promptly following execution of this Agreement furnish Tribune with mailing labels containing the names and addressees of all record holders of Company Common Shares, non-objecting beneficial owners list and security position listings of Company Common Shares held in stock depositories, each as of a recent date, and shall promptly furnish Tribune with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other information and assistance as Parent or its agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Company Common Shares.

                SECTION 2.3. Directors Following Offer. Promptly upon the purchase by Tribune of Company Common Shares pursuant to the Offer, Tribune shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Tribune, subject to compliance with
Section 14(f) of the Exchange Act, (a) in the event Tribune purchases at least 15 million Company Common Shares pursuant to the Offer, representation on the Board of Directors of the Company constituting a majority of the total number of directors on the Board of Directors and (b) in the event Tribune purchases fewer than 15 million Company Common Shares pursuant to the Offer, representation on the Board of Directors of the Company in the same proportion as the number of Company Common Shares purchased by Tribune pursuant to the Offer bears to the total number of Company Common Shares deemed outstanding for financial reporting purposes. At such time, the Company will also cause, if requested by Tribune,(i) each committee of the Board of Directors of the Company, (ii) the board of directors of each of the Company's Subsidiaries and (iii) if requested by Tribune, each committee of each such Subsidiary board to include individuals designated by Tribune constituting up to the same percentage of each such committee or board as Tribune designees constitute on the Company's Board of Directors. The Company shall, upon request by Tribune, promptly take all actions necessary to cause Tribune's designees to be elected or appointed to the Board of Directors of the Company in accordance with the terms of this Section 2.3, including by increasing the size of the Board of Directors and/or, at the Company's election, securing the resignations of such number of directors as is necessary to enable Tribune's designees to be elected to the Company's Board of Directors in accordance with the terms of this Section 2.3. Tribune's designees shall serve as evenly as possible among the classes of the Company's Board of Directors. In the event that Tribune's designees are appointed or elected to the Company's Board of Directors, until the Effective Time, those continuing members of the Company's Board of Directors who are directors on the date hereof and who are neither officers of the Company nor designees, Affiliates or associates (within the meaning of the federal securities laws) of Tribune shall be deemed the "Independent Directors" for purposes of the provisions of this Agreement. Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section
2.3 and shall include in the Schedule 14D-9 mailed to holders of Company Common Shares promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Tribune has not theretofore designated directors or timely provided the requisite information) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1in order to fulfill its obligations under this Section 2.3. Tribune will supply the Company any information with respect to itself and its nominees, officers, directors and Affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, following the time directors designated by Tribune are appointed or elected to the Company's Board of Directors and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (i) amend or terminate this Agreement on behalf of the Company, (ii) exercise or waive any of the Company's rights or remedies hereunder, (iii) extend the time for performance of Tribune's obligations hereunder, (iv) take any other action by the Company in connection with this Agreement required to be taken by the Company's Board of Directors, or (v) take any action on behalf of the Company with respect to the matters covered by Section 6.9 or any other action taken by the Company in connection with the transactions contemplated by this Agreement, and such affirmative majority vote shall be sufficient to take any such action. In the event the Merger Agreement is terminated after consummation of the Offer, but without consummation of the Merger, Tribune will secure the resignation from the Company's Board of Directors of such number of Tribune's designees, if any, as may be necessary to cause Tribune's representation on the Company's Board of Directors (and any committees thereof) to be in the same proportion as the number of Company Common Shares then beneficially owned by Tribune bears to the total number of Company Common Shares deemed outstanding for financial reporting purposes.

                SECTION 2.4. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall be merged with and into Tribune in accordance with the provisions of Section 251 of the DGCL and with the effect provided in the DGCL. The separate corporate existence of the Company shall thereupon cease and Tribune shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware.

                SECTION 2.5. Effective Time. The Merger shall become effective on the date and at the time (the "Effective Time") that the Certificate of Merger shall have been accepted for filing by the Secretary of State of the State of Delaware (or such later date and time as may be specified in the Certificate of Merger), which shall be on the Closing Date or as soon as practicable thereafter.

                SECTION 2.6. Closing. Subject to the fulfillment or waiver of the conditions set forth in Article VIII, the Closing shall take place (a) at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California, at 9:00 a.m. local time on the earliest practicable date (but no later than the fifth business day) following the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions to be satisfied or waived at the Closing) or (b) at such other place and/or time and/or on such other date as Tribune and the Company may agree.

                SECTION 2.7. Certificate of Incorporation and By-Laws.  (a)
At the Effective Time, the certificate of incorporation of Tribune in effect immediately prior to the Effective Time, as amended by the Tribune Charter Amendment, shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

                (b) The by-laws of Tribune immediately prior to the Effective Time, as amended by the by-law amendments contemplated by Exhibit C hereto, shall be the by-laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the certificate of incorporation of the Surviving Corporation and of the DGCL.

                SECTION 2.8. Directors. Subject to Section 6.8(a), the directors of Tribune immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                SECTION 2.9. Officers. The officers of Tribune immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE III
            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY;
                            EXCHANGE OF CERTIFICATES

                SECTION 3.1. Effect of the Merger on Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

                (a) Cancellation of Certain Company Common Stock. Each Company Common Share that is owned by the Company or by Tribune or any of Tribune's Wholly-Owned Subsidiaries, shall be canceled and shall cease to exist, and no stock of Tribune or other consideration shall be delivered in exchange therefor.

                (b) Conversion of Company Common Shares. Subject to the provisions of this Section 3.1, each Company Common Share, other than Dissenting Shares and shares canceled pursuant to Section 3.1(a), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) the Per Share Cash Amount , without interest, or (ii) 2.5 Tribune Common Shares (the "Common Exchange Ratio") (together with associated Rights) or
(iii) a combination of cash and Tribune Common Shares (together with the associated Rights) determined in accordance with this Section (the "Mixed Consideration").

                (c) Cash Election. Subject to the immediately following sentence, each record holder of Company Common Shares immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such holder's Company Common Shares (a

"Cash Election"). Notwithstanding the foregoing and subject to Section 3.1(j), the aggregate number of Company Common Shares that may be converted into the right to receive cash in the Merger (the "Cash Election Number") shall be no greater than (i) 28 million, minus (ii) the number of Company Common Shares purchased in the Offer, minus (iii) any Dissenting Shares, minus (iv) any Company Common Shares acquired by Tribune or any of its Wholly-Owned Subsidiaries following consummation or expiration of the Offer and prior to the Effective Time. Cash Elections shall be made on a form designed for that purpose (a "Form of Election"). A holder of record of Company Common Shares who holds such Company Common Shares as nominee, trustee or in another representative capacity (a "Shares Representative") may submit multiple Forms of Election; provided, that such Shares Representative certifies that each such Form of Election covers all the Company Common Shares held by such Shares Representative for a particular beneficial owner.

                (d) Cash Election Shares. If the aggregate number of Company Common Shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of
(A) the Per Share Cash Amount and (B) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of Tribune Common Shares equal to the product of (A) the Common Exchange Ratio and
(B) a fraction equal to one minus the Cash Fraction.

                (e) Stock Election. Each record holder of Company Common Shares immediately prior to the Effective Time shall be entitled to elect to receive Tribune Common Shares (together with the associated Rights) for all or any part of such holder's Company Common Shares (a "Stock Election"). There shall not be any limit on the number of Company Common Shares that may be converted into the right to receive Tribune Common Shares in the Merger. Stock Elections shall be made on a Form of Election. A Shares Representative may submit multiple Forms of Election; provided, that such Shares Representative certifies that each such Form of Election covers all the Company Common Shares held by such Shares Representatives for a particular beneficial owner.

                (f) Mixed Election. Subject to the immediately following sentence, each record holder of Company Common Shares immediately prior to the Effective Time shall be entitled to elect to receive Tribune Common Shares (together with the associated Rights) for part of such holder's Company Common Shares and cash for the remaining part of such holder's Company Common Shares (the "Mixed Election" and, collectively with the Stock Election and the Cash Election, the "Election"). Notwithstanding the foregoing and subject to Section 3.1(j), the aggregate number of Company Common Shares that may be converted into the right to receive the Per Share Cash Amount shall be no greater than (i) 28 million minus (ii) the number of Company Common Shares purchased in the Offer, minus (iii) any Dissenting Shares, minus (iv) any Company Common Shares acquired by Tribune or any of its Wholly-Owned Subsidiaries following the consummation or expiration of the Offer and prior to the Effective Time. Mixed Elections shall be made on a Form of Election. A Shares Representative may submit multiple Forms of Election; provided, that such Shares Representative certifies that each such Form of Election covers all the Company Common Shares held by such Shares Representative for a particular beneficial owner. With respect to each holder of Company

Common Shares who makes a Mixed Election, the Company Common Shares such holder elects to be converted into the right to receive the Per Share Cash Amount shall be treated as Cash Election Shares for purposes of the provisions contained in
Section 3.1(c), (d) and (j), and the Company Common Shares such holder elects to be converted into the right to receive Tribune Common Shares shall be treated as Company Common Shares with respect to which Stock Elections are made for purposes of the provisions contained in Sections 3.1(e) and (j).

                (g) Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to Tribune's transfer agent and registrar, as paying agent, or such other paying agent as may be selected by Tribune and reasonably acceptable to the Company (the "Paying Agent"), and accompanied by the certificates representing the Company Common Shares ("Company Common Certificates") as to which the election is being made (or by an appropriate guarantee of delivery of such Company Common Certificates signed by a firm that is a member of any registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program). Tribune shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Tribune (or the Paying Agent) in such matters shall be conclusive and binding. Neither Tribune nor the Paying Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Paying Agent. The Paying Agent shall also make all computations contemplated by this Section 3.1, and all such computations shall be conclusive and binding on the holders of Company Common Shares and shall be subject to the provisions of Section 3.1(c), (d) and
(j).

                (h) Deemed Non-Election. For the purposes hereof, a holder of Company Common Shares who does not submit a Form of Election that is received by the Paying Agent prior to the Election Deadline (the "No Election Shares") shall be deemed not to have made a Cash Election, Stock Election or Mixed Election. If Tribune or the Paying Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as No Election Shares. No Election Shares shall be treated by the Company as Cash Election Shares and shall be subject to the provisions of Sections 3.1(c), (d) and (j).

                (i) Election Deadline. Tribune and the Company shall each use all reasonable best efforts to cause copies of the Form of Election to be mailed to the record holders of the Company Common Shares not less than thirty days prior to the Effective Time and to make the Form of Election available to all persons who become record holders of Company Common Shares subsequent to the date of such mailing and no later than the last business day prior to the Election Deadline. A Form of Election must be received by the Paying Agent by 5:00 p.m., New York City time, on the seventh business day after the Effective Time (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election.

                (j) Adjustment Per Tax Opinion. Notwithstanding anything in this
Article III to the contrary, the number of Company Common Shares to be converted into the right to receive the Tribune Common Shares in the Merger shall be not less than the number which would cause the ratio of (i) the average price per Tribune Common Share on the NYSE on the Closing Date times the aggregate number of Tribune Common Shares to be paid as Common Merger Consideration pursuant to
Section 3.1 with respect to Company Common Shares that are deemed outstanding for federal income tax purposes, to (ii) the sum of (A) the amount set forth in the preceding clause (i) plus (B) the aggregate Per Share Cash Amount to be paid pursuant to Section 3.1 plus (C) the number of Dissenting Shares times the Per Share Cash Amount plus (D) the aggregate amount of cash paid for Company Common Shares purchased in the Offer plus (E) the aggregate amount of cash paid by Tribune or any of its Wholly-Owned Subsidiaries to acquire Company Common Shares following completion or expiration of the Offer and prior to the Effective Time plus (F) any other amounts paid by Tribune or the Company (or any Person related to Tribune or the Company within the meaning of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e)) to, or on behalf of, any stockholder of the Company in connection with the sale, redemption or other disposition of any Company stock in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e) plus (G) any extraordinary dividend distributed by the Company prior to and in connection with the Merger for purposes of Treasury Regulation Section 1.368-1T(e), to be 45%. To the extent the application of this
Section 3.1(j) results in the number of Company Common Shares to be converted into the right to receive the Tribune Common Shares in the Merger being increased, the number of Company Common Shares to be converted into the right to receive the Per Share Cash Amount (and, therefore, the Cash Election Number) will be reduced accordingly.

                (k) Anti-Dilution Provisions. In the event Tribune (i) changes (or establishes a record date for changing) the number of Tribune Common Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Tribune Common Shares or (ii) pays or makes an extraordinary dividend or distribution in respect of Tribune Common Shares (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor shall be prior to the Effective Time, the Common Merger Consideration shall be proportionately adjusted. Regular quarterly cash dividends and increases thereon shall not be considered extraordinary for purposes of the preceding sentence.

                (l) Dissenting Shares. To the extent that holders thereof are entitled to appraisal rights under Section 262 of the DGCL, Company Common Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his demand for appraisal rights under Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into the right to receive the Common Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive from the Company such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall effectively withdraw or lose his right to appraisal and payment under the DGCL, each of such holder's Company Common Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Per Share Cash Amount, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares.

                (m) Company Elections. The Company shall cause a Stock Election to be made with respect to each Company Common Share owned beneficially or of record by any Subsidiary of the Company or any other Affiliate of the Company controlled by the Company.

                SECTION 3.2. Exchange of Certificates.

                (a) Deposit with Paying Agent. As soon as practicable after the Effective Time, Tribune shall deposit with the Paying Agent, pursuant to an agreement in form and substance reasonably acceptable to Tribune and the Company, an amount of cash and certificates representing Tribune Common Shares required to effect the conversion of Company Common Shares into Tribune Common Shares and cash in accordance with Section 3.1.

                (b) Exchange and Payment Procedures. As soon as practicable after the Effective Time or, if Tribune determines appropriate, together with or as part of the Election Form, Tribune shall cause the Paying Agent to mail to each holder of record as of the Effective Time of a Company Common Certificate representing Company Common Shares that have been converted pursuant to Section 3.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Common Certificates shall pass, only upon actual delivery of the Company Common Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Company Common Certificates and receiving the Common Merger Consideration which such holder shall be entitled therefor pursuant to Section 3.1. Upon surrender of a Company Common Certificate to the Paying Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Paying Agent may require, the holder of such Company Common Certificate shall be entitled to receive in exchange therefor, as soon as practicable after the Effective Time,
(A) a certificate representing that number of Tribune Common Shares into which the Company Common Shares previously represented by such Company Common Certificate have been converted in accordance with Section 3.1, (B) the cash to which such holder is entitled in accordance with Section 3.1 and (C) the cash in lieu of fractional Tribune Common Shares to which such holder has the right to receive pursuant to Section 3.2(d) (the Tribune Common Shares and cash described in clauses (A), (B) and (C) above being referred to collectively as the "Common Merger Consideration"). In the event the Common Merger Consideration is to be delivered to any Person who is not the Person in whose name the Company Common Certificate surrendered in exchange therefor is registered in the transfer records of Company, the Common Merger Consideration may be delivered to a transferee if the Company Common Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Company Common Certificate (other than a Company Common Certificate representing Company Common Shares to be canceled in accordance with Section 3.1(a)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Common Merger Consideration contemplated by this Section 3.2. No interest will be paid or will accrue on any cash payable to holders of Company Common Certificates pursuant to provisions of this Article III.

                (c) Distribution with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Tribune Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Common Certificate with respect to the Tribune Common Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.2(d) until the holder of record of such Company Common Certificate shall surrender such Company Common Certificate. Subject to the effect of unclaimed property, escheat and other applicable Laws, following surrender of any such Company Common Certificate, there shall be paid to the record holder of the certificates representing whole Tribune Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Tribune Common Share to which such holder is entitled pursuant to Section 3.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Tribune Common Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Tribune Common Shares.

                (d) No Fractional Securities. In lieu of any fractional securities, each holder of Company Common Shares who would otherwise have been entitled to a fraction of a Tribune Common Share upon surrender of Company Common Certificates for exchange pursuant to this Article III will be paid an amount in cash, without interest, equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Paying Agent, on behalf of all such holders, of the aggregate fractional Tribune Common Shares issued pursuant to this Article III. As soon as practicable following the Effective Time, the Paying Agent shall determine the excess of (i) the number of full Tribune Common Shares delivered to the Paying Agent by Tribune over (ii) the aggregate number of full Tribune Common Shares to be distributed to holders of Company Common Shares (such excess, the "Excess Tribune Common Shares"). The Paying Agent, as agent for the former holders of Company Common Shares, shall sell the Excess Tribune Common Shares at the prevailing prices on the NYSE. The sales of the Excess Tribune Common Shares by the Paying Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Tribune shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Paying Agent, incurred in connection with such sale of Excess Tribune Common Shares. Until the net proceeds of such sale have been distributed to the former holders of Company Common Shares, the Paying Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Shares in lieu of any fractional interests, the Paying Agent shall make available in accordance with this Agreement such amounts to such former holders.

                (e) Termination of Paying Agent. Any certificates representing Tribune Common Shares deposited with the Paying Agent pursuant to Section 3.2(a) and not exchanged within six months after the Effective Time pursuant this
Section 3.2 shall be returned by the Paying Agent to Tribune, which shall thereafter act as Paying Agent. All funds held by the Paying Agent for payment to the holders of unsurrendered Company Common Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Surviving Corporation, after which time any holder of unsurrendered Company Common Certificates shall look as a general creditor only to Tribune for payment of such funds to which such holder may be due, subject to applicable Law.

                SECTION 3.3. Effect of the Merger on Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

                (a) Each Company Preferred Share that is owned by the Company or by Tribune shall be canceled and shall cease to exist, and no stock of Tribune or other consideration shall be delivered in exchange therefor.

                (b) Each Company Series A Preferred Share issued and outstanding immediately prior to the Effective Time shall be converted, automatically and without the requirement of any exchange of any certificate representing such share, into one share of preferred stock of Tribune to be designated as the Series C Convertible Preferred Stock. The terms of the Series C Convertible Preferred Stock of Tribune shall be substantively identical to the terms of the Company Series A Preferred, except that the number of Tribune Common Shares into which each such share of Series C Convertible Preferred Stock of Tribune may be converted, under the terms thereof, shall be calculated with respect to the Common Share Value (as defined in the certificates of designations of the Company Preferred Shares) of the Tribune Common Shares.

                (c) Each Company Series D-1 Preferred Share issued and outstanding immediately prior to the Effective Time, shall be converted, automatically and without the requirement of any exchange of any certificate representing such share, into one share of preferred stock of Tribune to be designated Series D-1 Convertible Preferred Stock. The terms of the Series D-1 Convertible Preferred Stock of Tribune shall be substantively identical to the terms of the Company Series D-1 Preferred Stock, except that the number of Tribune Common Shares into which each such share of Series D-1 Convertible Preferred Stock of Tribune may be converted, under the terms thereof, shall be calculated with respect to the Common Share Value (as defined in the certificates of designations of the Company Preferred Shares) of the Tribune Common Shares.

                (d) Each share of Company Series D-2 Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted, automatically and without the requirement of any exchange of any certificate representing such share, into one share of preferred stock of Tribune to be designated Series D-2 Convertible Preferred Stock. The terms of the Series D-2 Convertible Preferred Stock of Tribune shall be substantively identical to the terms of the Company Series D-2 Preferred Stock, except that the number of Tribune Common Shares into which each such share of Series D-2 Convertible Preferred Stock of Tribune may be converted, under the terms thereof, shall be calculated with respect to the Common Share Value (as defined in the certificates of designations of the Company Preferred Shares) of the Tribune Common Shares.

                (e) All the Company Preferred Shares converted into preferred stock of Tribune pursuant to this Section 3.3 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such Company Preferred Shares shall as of the Effective Time be deemed to represent as of the Effective Time the number of shares of corresponding preferred stock of Tribune into which the Company Preferred Shares represented by such certificate have been converted pursuant to this Section 3.3. At the request of any holder of a certificate previously representing any such Company Preferred Shares, and upon surrender of such certificate with such other documents as Tribune may reasonably request, Tribune will issue a new certificate representing a number of shares of the corresponding preferred stock of Tribune equal to the number of Company Preferred Shares previously represented by such certificate.

                SECTION 3.4. Options. (a) Each of the stock options, if any, to purchase Company Common Shares (each, a "Company Option") issued by the Company pursuant to any stock option or similar plan of the Company, and any non-plan options to acquire Company Common Shares set forth in Section 4.3(a) of the Company Disclosure Statement issued by the Company pursuant to an option agreement or otherwise issued by the Company, which are outstanding as of the Effective Time shall, whether or not then exercisable and vested, become fully exercisable and vested immediately prior to the Effective Time. Each holder of a Company Option shall be given the opportunity, prior to the Election Deadline, to elect either (i) to cause such Company Option (a "Stock Electing Option") to become and represent an option to purchase Tribune Common Shares (a "Tribune Option"), in accordance with paragraph (b) of this Section 3.4, or (ii) to cause such Company Option (a "Cash Electing Option") to be cancelled in exchange for a single lump sum cash payment (less any applicable income or employment or other Tax withholding), without interest (the "Company Option Cash Out Amount"), equal to the product of (A) the number of Company Common Shares subject to such Company Option immediately prior to the Effective Time and (B) the excess, if any, of the Per Share Cash Amount over the exercise price per share of such Company Option, in accordance with paragraph (c) of this Section 3.4. To the extent any holder of a Company Option shall not have made an election with respect to such Company Option prior to the Election Deadline, such Company Option shall be deemed to be a Cash Electing Option.

                (b) Each Stock Electing Option shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Tribune and converted into a Tribune Option to purchase that number of Tribune Common Shares determined by multiplying the number of Company Common Shares subject to such Company Option immediately prior to the Effective Time by the Common Exchange Ratio, at an exercise price per Tribune Common Share equal to the exercise price per share of such Company Option immediately prior to the Effective Time divided by the Common Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed Company Option being exercisable for a fraction of a Tribune Common Share, then the number of Tribune Common Shares subject to such option shall be rounded up to the nearest whole number of shares. The terms and conditions of each Tribune Option shall otherwise remain as set forth in the Company Option converted into such Tribune Option.

                (c) Each Cash Electing Option shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be cancelled in exchange for a single lump sum cash payment (less any applicable income or employment or other tax withholding), without interest, equal to the Company Option Cash Out Amount.

                (d) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code), if any, shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

                (e) All restricted Company Series A Common Shares granted pursuant to any equity plan or arrangements of the Company, and all individual awards of restricted Company Series A Common Shares not granted pursuant to any such plan or arrangement, shall become fully vested immediately prior to the Effective Time and such Company Series A Common Shares shall be freed of restrictions and issued to the relevant participant.

                SECTION 3.5. Company Instruments. The Company's (1) 6.61% Debentures due September 15, 2027, (2) 4.75% Liquid Yield Option Notes due April 15, 2017, (3) 7.25% Debentures due March 1, 2013, (4) 7.25% Debentures due November 15, 2096, (5) 7.5% Debentures due July 1, 2023, (6) 4.25% Premium Equity Participating Securities due March 15, 2001, (7) 6.65% Notes due October 15, 2001 and (8) 7.45% Notes due October 15, 2009 (collectively, the "Company Instruments") outstanding immediately prior to the Effective Time shall be assumed by Tribune and remain outstanding thereafter as an obligation of the Surviving Corporation in accordance with their terms. From and after the Effective Date, the holder of each Company Instrument that, prior to the Effective Time, was, under certain circumstances and at certain times, convertible into Company Common Shares, shall have the right, under the same terms and circumstances and at such time as specified in the Company Instrument, to convert such Company Instrument into the number of Tribune Common Shares equal to the number of Company Common Shares into which such Company Instrument could have been converted (had it then been convertible) immediately prior to the Merger multiplied by the Common Exchange Ratio. Tribune shall enter into supplemental indentures or other instruments with respect to such obligations in accordance with the terms of the indentures or other instruments pursuant to which the Company Instruments were issued.

                SECTION 3.6. Transfer of Shares after the Effective Time. No transfers of Company Common Shares or Company Preferred Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

                SECTION 3.7. Escheat. Neither Tribune nor the Company shall be liable to any Person for shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Statement (it being understood and agreed that each item in a section of the Company Disclosure Statement applies only to such section and any other section to which it clearly applies) or in the Company SEC Reports filed prior to the date hereof, the Company represents and warrants to Tribune as follows:

                SECTION 4.1. Organization. The Company and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the

Company or prevent or materially delay the consummation of the Offer or the Merger. The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger. The Company has delivered to Tribune complete and correct copies of the Company Charter and by-laws of the Company, each as in effect on the date hereof.

                SECTION 4.2. Subsidiaries. Section 4.2 of the Company Disclosure Statement lists each material Subsidiary of the Company and its jurisdiction of incorporation or formation and identifies the Company's (direct or indirect) percentage ownership interest therein. Except as set forth in Section 4.2 of the Company Disclosure Statement, all of the outstanding shares of capital stock of each such Subsidiary are owned by the Company, by another Wholly-Owned Subsidiary of the Company or by the Company and one or more Wholly-Owned Subsidiaries of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), other than Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and are duly authorized, validly issued, fully paid and nonassessable.

                SECTION 4.3. Capitalization. The authorized capital stock of the Company consists of 900,000,000 shares of common stock, par value $1.00 per share, of which 500,000,000 are designated as Company Series A Common Shares, 300,000,000 are designated as Company Series C Common Shares and 100,000,000 may be designated as Company Series A Common Shares, Company Series B Common Shares or Company Series C Common Shares, and 33,000,000 shares of Preferred Stock, par value $1.00 per share, of which 900,000 are designated as Company Series A Preferred Shares, 25,000,000 are designated as Conversion Preferred Stock, Series B ("Company Series B Preferred Shares"), 380,972 are designated as Company Series C-1 Preferred Shares, 245,100 are designated as Company Series C-2 Preferred Shares, 380,972 are designated as Company Series D-1 Preferred Shares and 245,100 are designated as Company Series D-2 Preferred Shares. At the close of business on March 2, 2000, (i) 112,157,907 Company Common Shares were issued and outstanding, of which 93,928,315 are Company Series A Common Shares, 18,229,592 are Company Series C Common Shares and none are Company Series B Common Shares, and (ii) 1,449,640 Company Preferred Shares were issued and outstanding, of which 823,568 are Company Series A Preferred Shares, 380,972 are Company Series D-1 Preferred Shares and 245,100 are Company Series D-2 Preferred Shares and none are Company Series B Preferred Shares, Company Series C-1 Preferred Shares or Company Series C-2 Preferred Shares). For financial reporting purposes, at the closing of business on March 2, 2000, (i) 77,870,911 Company Common Shares were issued and outstanding, of which 59,641,319 are Company Series A Common Shares (including 16,372,895 shares subject to options and 2,914,000 shares subject to Lyons), 18,229,592 are Company Series C Common Shares and none are Company Series B Common Shares, and (ii) 213,733.6 Company Preferred Shares were issued and outstanding, of which 88,519.2 are Company Series A Preferred Shares, 76,194.4 are Company Series D-1 Preferred Shares and 49,020 are Company Series D-2 Preferred Shares and none are Company Series B Preferred Shares, Company Series C-1 Preferred Shares or Company Series C-2 Preferred Shares. At the close of business on

March 2, 2000, (A) 2,671,961 Company Series A Common Shares, 0 Company Series B Common Shares, 0 Company Series C Common Shares and 0 Company Preferred Shares were held by the Company in its treasury, and (B) 18,966,239 Company Series A Common Shares were reserved for issuance upon exercise of Company Options or issuance of restricted stock with an average exercise price of $51.63 per share. Since March 2, 2000, no shares of capital stock of the Company have been issued, except pursuant to exercise of options or conversion of convertible securities of the Company outstanding as of March 2, 2000 in accordance with the terms thereof. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 4.3 of the Company Disclosure Statement, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above or in Section 4.3 of the Company Disclosure Statement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind, to which the Company or any of its Subsidiaries is a party or by which any of them or their respective assets or properties is bound, obligating the Company or any of its Subsidiaries, the loss of the value of which would reasonably be expected to have a Material Adverse Effect on the Company, to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries, the loss of the value of which would reasonably be expected to have a Material Adverse Effect on the Company, or obligating the Company or any of its Subsidiaries, the loss of the value of which would reasonably be expected to have a Material Adverse Effect on the Company, to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 4.3 of the Company Disclosure Statement, there are no outstanding contractual obligations of the Company, or any of its Subsidiaries, (1) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries, (2) to vote or dispose of any shares of capital stock of the Company, or any of its Subsidiaries, (3) to register any shares of capital stock under the Securities Act or any state securities law or (4) to grant preemptive or antidilutive rights with respect to any capital stock of the Company or any of its Subsidiaries.

                SECTION 4.4. Authority. (a) At a meeting of the Board of Directors of the Company duly called and held on March 12, 2000, the Board of Directors, acting by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the Company's stockholders and that the consideration to be paid for the Company Common Shares and Company Preferred Shares in the Offer and the Merger is fair to the holders of such Shares, (ii) declared advisable and in all respects approved and adopted this Agreement, the Offer, the Merger and the other transactions contemplated hereby, and (iii) resolved to recommend the approval and adoption of this Agreement and the Merger by the stockholders of the Company. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by the holders of a majority of the voting power of the outstanding Company Common Shares, voting together as a single class (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the Offer, the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Tribune, this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other principles of equity.

                (b) The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL and in Article X of the Company Charter will not apply with respect to or as a result of this Agreement, the Voting Agreement, or the transactions contemplated hereby and thereby, including the Offer and the Merger, without any further action on the part of the stockholders or the Board of Directors of the Company. True and complete copies of all Board resolutions reflecting such actions have been previously provided to Tribune No other state takeover statute is applicable to the Offer or the Merger. The execution and delivery of this Agreement and/or the Voting Agreement does not constitute an unpermitted transfer of any Company Series C Common Shares under Article V of the Company Charter. The Board of Directors of the Company has not elected to effect a conversion of the Company Series C Common Shares pursuant to Article V, Section 2.E.2.b of the Company Charter or Section 5(A)(2)(b) of the Certificate of Designation of the Company Series C Common Shares.

                SECTION 4.5. Consents and Approvals; No Violations. Except as set forth in Section 4.5 of the Company Disclosure Statement, and except for filings and Permits as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act (including the filing with the SEC of the Registration Statement), state securities or "blue sky" laws ("Blue Sky Laws"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the DGCL, none of the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the Company Charter or by-laws of the Company or of the similar organizational documents of any of its material Subsidiaries; (b) require any filing, registration, qualification, declaration or designation with or Permit of, or termination of any waiting period requirement (each an "Authorization") by, any federal, state, local or foreign government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity"); (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease, Permit, concession, franchise, license, contract, agreement or other instrument, arrangement, understanding or obligation (each a "Contract") to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (b), (c) or (d) for failures to obtain Authorizations, violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger.

                SECTION 4.6. Reports and Financial Statements. The Company has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it under the Securities Act or the Exchange Act since January 1, 1998 (collectively, the "Company SEC Reports"). The Company has previously furnished or made available to Tribune true and complete copies of all the Company SEC Reports filed prior to the date of this Agreement. The Company SEC Reports (a) as of their respective dates, were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (b) did not at the time they were filed contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act. Each of the consolidated balance sheets (including the related notes) included in the Company SEC Reports and the audited consolidated balance sheet of the Company as of December 31, 1999 (including the related notes) attached to Section 4.6 of the Company Disclosure Statement presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the Company SEC Reports and the other related audited statements of the Company as at or for the period ended December 31, 1999 (including the related notes) attached to Section 4.6 of the Company Disclosure Statement present fairly, in all material respects, the results of operations and the changes in financial position of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the Company SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act and/or the Securities Act, as applicable, and the applicable rules and regulations thereunder.

                SECTION 4.7. Absence of Certain Changes or Events. Since December 31, 1999, the Company and its Subsidiaries have conducted their businesses in the ordinary course consistent with past practice, and, since such date, there has not been (a) any Material Adverse Effect on the Company or any event, change, effect or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or (b) any action taken by the Company or any of its Subsidiaries from December 31, 1999 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.1.

                SECTION 4.8. No Undisclosed Liabilities.Except as and to the extent disclosed or reserved against on the audited balance sheet of the Company as of December 31, 1999 attached to Section 4.6 of the Company Disclosure Statement or as incurred after the date thereof in the ordinary course of business consistent with past practice and not prohibited by this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or disclosed in the notes thereto).

                SECTION 4.9. Employee Benefit Plans; Labor Matters. (a) Section 4.9(a) of the Company Disclosure Statement sets forth a true and complete list as of the date of this Agreement of each material employee benefit plan as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or any of its Subsidiaries (the "Company Benefit Plans"). With respect to each Company Benefit Plan, the Company has heretofore delivered or will deliver or make available to Tribune within 30 days of the date of this Agreement a true, correct and complete copy of: (i) each Company Benefit Plan, including all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. Except as provided in the foregoing documents delivered to Tribune and except as provided in Section 4.9(a) of the Company Disclosure Statement, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any Company Subsidiary undertaken to make any such amendments or to adopt or approve any new Plan which would reasonably be expected to have a material impact on the liabilities of the Company Benefit Plan.

                (b) With respect to each Company Benefit Plan which is subject to Title IV of ERISA, or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan's actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Benefit Plan allocable to such accrued benefits except with respect to one employee pension benefit plan maintained by a Subsidiary of the Company, in which case such excess is not greater than $10 million, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Benefit Plan for which the 30-day notice requirement has not been waived, (iii) there does not exist any accumulated funding deficiency within the meaning of
Section 412 of the Code or Section 302 of ERISA, whether or not waived, (iv) all premiums to the Pension Benefit Guaranty Corporation ("PBGC") have been timely paid in full, (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries and (vi) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan and, to the Company's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Company Benefit Plan, except where the failure of any of the foregoing to be true would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger. Section 4.9(b) of the Company Disclosure Statement sets forth all "multiemployer pension plans" (as such term is defined in section 3(37) of ERISA) (a "Multiemployer Plan") or all plans that have two or more contributing sponsors at least one of whom are not under common control, within the meaning of Section 4063 of ERISA (a

"Multiple Employer Plan") of the Company or any Subsidiary of the Company. Total withdrawal liability of all such multiemployer plans, if triggered, would not create a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan that has not been satisfied in full. None of the withdrawal liabilities of the Company and/or any of its Subsidiaries for each Multiemployer Plan, if triggered, would reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the Offer or the Merger.

                (c) Each of the Company Benefit Plans has been operated and administered in accordance with applicable Laws and administrative rules and regulations under ERISA and the Code, except where a violation of any such Law, rule or regulation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger. Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such action or failure to act can be cured without reasonably being expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger. Except as set forth in Section 4.9(c) of the Company Disclosure Statement, no Company Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Subsidiary thereof beyond their retirement or other termination of service, other than death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA). All contributions or other amounts payable by the Company or any Subsidiary thereof as of the Effective Time with respect to each Company Benefit Plan have been timely paid or accrued in accordance with the terms of each such Company Benefit Plan. Except as set forth in Section 4.9(c) of the Company Disclosure Statement, and subject to Tribune's obligations under Section 6.9, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in a restriction on Tribune's ability to amend, modify or terminate any Company Benefit Plan, (B) trigger a requirement for funding or the acceleration of funding of any Company Benefit Plan, (C) commence a period during which a subsequent termination of employment by a Company Employee will entitle such Company Employee to benefits in excess of what would otherwise have been required in the absence of the transactions contemplated hereby or (D) result in a reportable event within the meaning of
Section 4043(c) of ERISA for which a notice requirement has not been waived.

                (d) No collective bargaining agreement or other labor union contract is being negotiated by the Company or any Subsidiary thereof. There is no labor dispute, strike, slowdown or work stoppage against the Company or any Subsidiary thereof pending or, to the knowledge of the Company, threatened that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger. To the knowledge of the Company, none of the Company, any Subsidiary thereof or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company and its Subsidiaries, and there is no charge or complaint against the Company or any

Subsidiary thereof by the National Labor Relations Board or any comparable state or foreign agency pending or, to the knowledge of the Company, threatened, except where such unfair labor practice, charge or complaint would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger.

                (e) The Company has identified in Section 4.9(e) of the Company Disclosure Statement and has made available to Tribune true and complete copies of (i) all severance and employment agreements with directors and executive officers of the Company; (ii) all severance programs and policies of the Company with or relating to its employees; and (iii) all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions. Except as set forth in Section 4.9(e) of the Company Disclosure Statement, to the knowledge of the Company, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any Subsidiary thereof or Affiliate from the Company or any Subsidiary thereof or Affiliate under any Company Benefit Plan or otherwise, (B) materially increase any benefits otherwise payable under any Company Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any material benefits.

                (f) Except as set forth in Section 4.9(e) of the Company Disclosure Statement, neither the Company nor any Subsidiary thereof is a party to any Contract, plan, or arrangement under which it is obligated to make or to provide, or could become obligated to make or to provide, a payment or benefit that would be nondeductible under Section 162(m) or 280G of the Code.

                SECTION 4.10. Contracts; Indebtedness. (a) Other than any Contract (excluding Contracts that relate to the purchase of newsprint) involving payments to or by the Company of less than $10 million per annum and less than $25 million over the life of the Contract, there is no Contract to which Company or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, that (i) is material to the business, properties, assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole, (ii) relates to the purchase of newsprint or
(iii) is a material lease of real property pursuant to which the Company or any of its Subsidiaries is the lessee or sublessee thereunder (the Contracts described in clauses (i), (ii) and (iii), collectively, "Material Contracts") as to which either the Company or any of its Subsidiaries is in violation or default. Neither the Company nor any Subsidiary thereof has received written notice from any third party alleging that the Company or any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger.

                (b) Section 4.10(b) of the Company Disclosure Statement sets forth (i) a list of all agreements, instruments and other obligations pursuant to which any indebtedness for borrowed money or capitalized lease obligations of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $25 million is outstanding or may be incurred and (ii) the respective principal amounts outstanding thereunder as of the date of this Agreement.

                SECTION 4.11. Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger. Neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger.

                SECTION 4.12. Compliance with Applicable Law. (a) The Company and its Subsidiaries hold all Permits of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such Permits that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger. The Company and its Affiliates are in compliance with the terms of the Company Permits, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger. The businesses of the Company and its Affiliates are not being conducted in violation of any Law, except for violations or possible violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger and except as to Laws the effect or impact of which is specifically addressed elsewhere in this Article IV. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated in writing an intention to conduct any such investigation or review, other than, in each case, those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger.

                SECTION 4.13. Taxes. (a) Notwithstanding the provisions of
Article IV, the representations contained in this Section 4.13 are the only representations of the Company that relate to Taxes, and no other provisions of
Article IV are intended to cover representations relating to Taxes. The Company and its Subsidiaries have filed all income Tax Returns and all other material United States federal, state, county, local and foreign Tax Returns required to be filed by them. The Company and its Subsidiaries have paid all material Taxes due, other than Taxes being contested in good faith or Taxes appropriate reserves for which have been made in the Company's financial statements included in the Company's audited financial statements contained in Section 4.6 of the Company Disclosure Statement. The reserves provided in such financial statements with respect to the disposition in 1998 of the outstanding stock of Matthew Bender and Company Incorporated and Mosby, Inc., shall be treated as appropriate for purposes of this Article IV and Section 8.3 hereof. There are no material assessments or adjustments that have been asserted in writing against the Company or its Subsidiaries for any period for which the Company has not made appropriate reserves in the Company's financial statements included in the Company's audited financial statements contained in
Section 4.6 of the Company Disclosure Statement.

                (b) There are no material claims or assessments pending against the Company or any of its Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed material Tax claims or assessments against the Company or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the Company's audited financial statements contained in Section 4.6 of the Company Disclosure Statement have been established or which are being contested in good faith or are immaterial in amount). Except as set forth in Section 4.13(b) of the Company Disclosure Statement and subject to the qualifications set forth therein, there are no material "deferred intercompany transactions" or "intercompany transactions" the gain or loss in which would be required to be taken into account under the consolidated return Treasury Regulations as a result of the Merger.

                (c) There are no Liens for Taxes on the assets of the Company or any of its Subsidiaries, except for statutory Liens for current Taxes not yet due and payable and except for Liens which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger.

                SECTION 4.14. Environmental Matters. (a) Except as set forth in
Section 4.14(a) of the Company Disclosure Statement or as set forth in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the Company's or any of its Subsidiaries' properties or any other properties, other than in a manner that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger, (ii) any knowledge of the presence of any Hazardous Substances on, under or at any of the Company's or any of its Subsidiaries' properties or any other property but arising from the Company's or any of its Subsidiaries' properties, other than in a manner that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger or (iii) received any written notice (A) of any violation of any Law relating to any matter of pollution, protection of the environment, environmental regulation or control or regarding Hazardous Substances on, under or emanating from any of the Company's or any of its Subsidiaries' properties or any other properties (collectively, "Environmental Laws"), (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation, (C) requiring the response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties or (D) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties, except for notices relating to any matter that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger.

                (b) Except as set forth in Section 4.14(b) of the Company Disclosure Statement, no Environmental Law imposes any obligation upon the Company or its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree, except where the failure to meet such condition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay consummation of the Offer or the Merger. No Lien has been placed upon any of the Company's or it Subsidiaries' properties under any Environmental Law, except for Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Offer or the Merger.

                SECTION 4.15. Intellectual Property. The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property (collectively, "Intellectual Property Rights") used in the conduct of their businesses, except where the failure to own or possess valid rights to such would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay consummation of the Offer or the Merger. Except as set forth in
Section 4.15 of the Company Disclosure Statement, no claims are pending or, to the knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Right which are reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or prevent or materially delay consummation of the Offer or the Merger. To the knowledge of the Company, except as set forth in Section 4.15 of the Company Disclosure Statement, no person is infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right except for such infringement that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay consummation of the Offer or the Merger.

                SECTION 4.16. Required Vote. The Company Stockholder Approval is the only vote of the holders of any capital stock of the Company necessary under applicable Law or otherwise to consummate the Offer, the Merger and the other transactions contemplated hereby.

                SECTION 4.17. Brokers. No broker, investment banker, financial advisor or other Person, other than Goldman Sachs & Co. (the "Company Financial Advisor"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. The Company has heretofore furnished Tribune with a true and complete copy of its engagement letter with the Company Financial Advisor (which letter sets forth the method of calculation of any fees to be payable to the Company Financial Advisor). In connection with this Agreement and the transactions contemplated hereby, the Company is not subject to any obligation or commitment to pay the legal fees or related expenses of any stockholder of the Company.

        SECTION 4.18. Opinion of Financial Advisor. The Company has received the opinion of the Company Financial Advisor, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Per Share Cash Amount and the Common Merger Consideration to be received in the Offer and the Merger by the holders of Company Common Shares is fair to such holders from a financial point of view. A complete and correct signed copy of such opinion will be delivered to Tribune as soon as practicable after the date of this Agreement, and such opinion has not been withdrawn or modified.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF TRIBUNE

                Except as set forth in the Tribune Disclosure Statement (it being understood and agreed that each item in a section of the Tribune Disclosure Statement applies only to such section and any other section to which it clearly applies) or in the Tribune SEC Reports filed prior to the date of this Agreement, Tribune represents and warrants to the Company as follows:

                SECTION 5.1. Organization. Tribune and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tribune or prevent or materially delay the consummation of the Offer or the Merger. Tribune and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tribune or prevent or materially delay the consummation of the Offer or the Merger.

                SECTION 5.2. Capitalization. As of the date of this Agreement, the authorized capital stock of Tribune consists of 400,000,000 Tribune Common Shares and 5,000,000 shares of preferred stock, without par value, of Tribune, of which 1,600,000 shares are designated as Tribune Series B Preferred Shares and 2,000,000 are designated as Tribune Series A Preferred Shares. At the close of business on February 29, 2000, (i) 235,293,402 Tribune Common Shares were issued and outstanding, 1,217,133 Tribune Series B Preferred Shares were issued and outstanding and no Tribune Series A Preferred Shares were issued and outstanding; (ii) 91,794,000 Tribune Common Shares, no Tribune Series B Preferred Shares and no Tribune Series A Preferred Shares were held by Tribune in its treasury; and (iii) not in excess of 25 million Tribune Common Shares were reserved for issuance upon exercise of outstanding options to acquire such shares. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Tribune are issued, reserved for issuance or outstanding. As of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind, to which Tribune is a party or by which Tribune or its assets or properties are bound, obligating Tribune to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Tribune or obligating Tribune to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The shares of Tribune Common Stock to be issued in connection with the Merger, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights.

                SECTION 5.3. Authority. At a meeting of the Board of Directors of Tribune duly called and held on March 12, 2000, the Board of Directors of Tribune adopted resolutions approving this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, the issuance of Tribune Common Shares in accordance with the Merger (the "Share Issuance") and the Tribune Charter Amendment, and resolved to recommend the Merger, including the Share Issuance and the Tribune Charter Amendment, to its stockholders. Tribune has the requisite corporate power and authority to execute and deliver this Agreement and the Voting Agreement and, subject to the approval of the Merger, including the Share Issuance and the Tribune Charter Amendment, by the holders of a majority of the voting power of Tribune (collectively, the "Tribune Stockholder Approval"), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Voting Agreement, and the consummation by Tribune of the Offer, the Merger, the Share Issuance, the Tribune Charter Amendment and the other transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Tribune and no other corporate proceedings on the part of Tribune are necessary to authorize this Agreement or the Voting Agreement or to consummate the transactions so contemplated, other than the Tribune Stockholder Approval. This Agreement and the Voting Agreement have been duly executed and delivered by Tribune and, assuming this Agreement and the Voting Agreement constitute valid and binding obligations of the other parties hereto and thereto, constitute valid and binding obligations of Tribune enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, moratorium and other principles or equity.

                SECTION 5.4. Consents and Approvals; No Violations. Except as set forth in Section 5.4 of the Tribune Disclosure Statement, and except for filings and Permits as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act (including the filing with the SEC of the Registration Statement), Blue Sky Laws, the HSR Act and the DGCL, none of the execution, delivery or performance of this Agreement or the Voting Agreement by Tribune nor the consummation by Tribune of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Tribune; (b) require any Authorization of any Governmental Entity; (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Tribune or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Tribune, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (b), (c) or (d) for failures to obtain authorizations, violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tribune or prevent or materially delay the consummation of the Offer or the Merger.

                SECTION 5.5. Reports and Financial Statements. Tribune has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it under the Securities Act or the Exchange Act since January 1, 1998 (collectively, the "Tribune SEC Reports"). The Tribune SEC Reports (a) as of their respective dates, were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (b) did not, at the time they were filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the Tribune SEC Reports and the audited consolidated balance sheet of Tribune as of December 26, 1999 (including the related notes) attached to Section 5.5 of the Tribune Disclosure Statement presents fairly, in all material respects, the consolidated financial position of Tribune and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the Tribune SEC Reports and the other related audited statements of Tribune as at or for the period ended December 26, 1999 (including the related notes) attached to Section
5.5 of the Tribune Disclosure Statement present fairly, in all material respects, the results of operations and the changes in financial position of Tribune and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the Tribune SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act and/or the Securities Act, as applicable, and the applicable rules and regulations thereunder.

                SECTION 5.6. Absence of Certain Changes or Events. Since December 26, 1999, there has not been (a) any Material Adverse Effect on Tribune or any event, change, effect or development that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Tribune or (b) any action taken by Tribune or any of its Subsidiaries from December 26, 1999 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.2.

                SECTION 5.7. No Undisclosed Liabilities. Except as and to the extent disclosed or reserved against on the balance sheet of Tribune as of December 26, 1999 attached to Section 5.5 of the Tribune Disclosure Statement or as incurred after the date thereof in the ordinary course of business consistent with past practice and not prohibited by this Agreement, neither Tribune nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Tribune and its Subsidiaries (or disclosed in the notes thereto).

                SECTION 5.8. Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Tribune, threatened against Tribune or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Tribune or prevent or materially delay the consummation of the Offer or the Merger. Neither Tribune nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Tribune or prevent or materially delay the consummation of the Offer or the Merger.

                SECTION 5.9. Compliance with Applicable Law. Tribune and its Subsidiaries hold all Permits of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Tribune Permits"), except for failures to hold such Permits that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tribune or prevent or materially delay consummation of the Offer of the Merger. Tribune and its Affiliates are in compliance with the terms of the Tribune Permits, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tribune or prevent or materially delay consummation of the Offer or the Merger. The businesses of Tribune and its Subsidiaries are not being conducted in violation of any Law, (including the Communications Act of 1934, as amended, and the rules and regulations and published orders of the Federal Communications Commission ("FCC"), except for possible violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tribune or prevent or materially delay the consummation of the Offer or the Merger and except as to Laws the effect or impact of which is specifically addressed elsewhere in this Article V. No investigation or review by any Governmental Entity with respect to Tribune or any of its Subsidiaries is pending or, to the knowledge of Tribune, threatened, nor has any Governmental Entity indicated in writing an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tribune or prevent or materially delay the consummation of the Offer or the Merger. As of the date hereof, to Tribune's knowledge, there is not pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against Tribune or any of its Subsidiaries, relating to any of the radio and television stations and associated facilities for which Tribune or any of its Subsidiaries holds licenses from the FCC, in each case which are owned or operated by Tribune or its Subsidiaries or relating to FCC regulated services conducted by Tribune that, in each case, if adversely decided, would have a Material Adverse Effect on Tribune.

                SECTION 5.10. Taxes. Notwithstanding the provisions of Article V, the representations contained in this Section 5.10 are the only representations of Tribune that relate to Taxes, and no other provisions of
Article V are intended to cover representations relating to Taxes. Tribune and its Subsidiaries have filed all income Tax Returns and all other material United States federal, state, county, local and foreign Tax Returns required to be filed by them. Tribune and its Subsidiaries have paid all material Taxes due, other than Taxes being contested in good faith or Taxes appropriate reserves for which have been made in Tribune's financial statements included in Tribune's audited financial statements contained in Section 5.5 of the Tribune Disclosure Statement. There are no material assessments or adjustments that have been asserted in writing against Tribune or its Subsidiaries for any period for which Tribune has not made appropriate reserves in Tribune's audited financial statements contained in Section 5.5 of the Tribune Disclosure Statement.

                (b) There are no material claims or assessments pending against Tribune or any of its Subsidiaries for any alleged deficiency in any Tax, and Tribune has not been notified in writing of any proposed material Tax claims or assessments against Tribune or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in Tribune's audited financial statements contained in Section 5.5 of the Company Disclosure Statement have been established or which are being contested in good faith or are immaterial in amount). Subject to the qualifications set forth therein, there are no material "deferred intercompany transactions" or "intercompany transactions" the gain or loss in which would be required to be taken into account under the consolidated return Treasury Regulations as a result of the Merger.

                (c) There are no Liens for Taxes on the assets of Tribune or any of its Subsidiaries, except for statutory Liens for current Taxes not yet due and payable and except for Liens which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Tribune or prevent or materially delay the consummation of the Offer or the Merger.

                SECTION 5.11. Intellectual Property. Tribune and its Subsidiaries own, or are validly licensed, or otherwise have the right to use, all Intellectual Property Rights used in the conduct of their businesses, except where the failure to own or possess valid rights to such would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tribune or prevent or materially delay consummation of the Offer or the Merger. Except as set forth in Section 5.11 of the Tribune Disclosure Statement, no claims are pending or, to the knowledge of Tribune, threatened that Tribune or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Right which is reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on Tribune or prevent or materially delay consummation of the Offer or the Merger. To the knowledge of Tribune, except as set forth in Section
5.11 of Tribune Disclosure Statement, no Person is infringing the rights of Tribune or any of its Subsidiaries with respect to any Intellectual Property Right except for such infringement that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tribune or prevent or materially delay consummation of the Offer or the Merger.

                SECTION 5.12. Required Vote. The Tribune Stockholder Approval is the only vote of the holders of any capital stock of Tribune necessary under applicable Law or otherwise to transactions contemplated hereby or by the Voting Agreement.

                SECTION 5.13. Brokers. No broker, investment banker, financial advisor or other Person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by Tribune, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Tribune

                                   ARTICLE VI
                                    COVENANTS

                SECTION 6.1. Company Interim Operations. During the period from the date of this Agreement through the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as set forth in Section 6.1 of the Company Disclosure Statement, expressly contemplated or permitted by this Agreement, or to the extent that Tribune shall otherwise consent in writing):

                (a) Ordinary Course. The Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in all material respects in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their officers and key employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries with the objective that the goodwill and ongoing business of the Company and its Subsidiaries shall be unimpaired at the Effective Time. Neither the Company nor any of its Subsidiaries shall engage in the conduct of any business other than its existing businesses.

                (b) Dividends; Changes in Stock. The Company shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) regular dividends on outstanding Company Preferred Shares pursuant to the existing terms of such securities, (B) regular quarterly cash dividends on outstanding Company Common Shares, consistent with past practice, in an amount no greater than $0.22 per share per quarter (provided, that the Company and Tribune will cooperate with respect to the record dates for dividends to be paid by the Company prior to the Effective Time and by Tribune after the Effective Time so that the holders of Company Common Shares do not receive dividends from both the Company in respect of Company Common Shares and from Tribune in respect of Tribune Common Shares, but will receive a dividend in respect of one or the other, for any given quarter) and (C) dividends by a direct or indirect Wholly-Owned Subsidiary of the Company to its parent entity, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

                (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest (including stock appreciation rights or phantom stock), other than the issuance of Company Common Shares upon the exercise of Company Options outstanding on the date of this Agreement and in accordance with the existing terms of such Company Options.

                (d) Governing Documents. The Company shall not, and shall not permit any of its Subsidiaries to, amend or propose to amend its certificate of incorporation or its by-laws (or similar organizational documents) or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of its Subsidiaries.

                (e) Liquidation or Merger; Change of Control. The Company shall not, and shall not permit any of its Subsidiaries to, (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (ii) enter into any agreement or exercise any discretion providing for acceleration of payment or performance as a result of a change of control of the Company or its Subsidiaries.

                (f) No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any Person (other than mergers between Wholly-Owned Subsidiaries and other than such acquisitions in which the consideration is not individually in excess of $25 million and not in the aggregate in excess of $100 million) or (ii) any assets other than acquisitions in the ordinary course of business consistent with past practice, which are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, and acquisitions of assets that are not businesses or Persons and which are for consideration that is not individually in excess of $25 million and not in the aggregate in excess of $100 million.

                (g) No Dispositions. Other than (i) dispositions in the ordinary course of business consistent with past practice, which are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, and (ii) dispositions of assets that are not businesses or Persons and which are for consideration that is not individually in excess of $25 million and not in the aggregate in excess of $100 million, the Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets.

                (h) Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business consistent with past practice and other indebtedness not in excess of $100 million in the aggregate or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) to the Company or any Wholly-Owned Subsidiary of the Company or (B) any advances to employees in accordance with past practice.

                (i) Advice of Changes; Filings. The Company shall confer on a regular and frequent basis with Tribune, report on operational matters and promptly advise Tribune orally and in writing of any Material Adverse Effect on the Company. The Company shall promptly provide to Tribune (and its counsel) copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                (j) Tax Matters. The Company shall not make any Tax election that would have a material effect on the Tax liability of the Company or any of its Subsidiaries or settle or compromise any material income Tax liability of the Company or any of its Subsidiaries. The Company shall, before filing or causing to be filed any material Tax Return of the Company or any of its Subsidiaries, consult with Tribune and its advisors as to the positions and elections that may be taken or made with respect to such Tax Return, and shall take such positions or make such elections as the Company and Tribune shall jointly agree or, failing such agreement, shall take positions or make elections consistent with its past practice.

                (k) Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Contracts, arrangements or understandings requiring the purchase of equipment, materials, supplies or services in excess of $10 million, for any individual Contract, arrangement or understanding, or $50 million for all Contracts, arrangements or understandings in the aggregate.

                (l) Discharge of Liabilities. The Company shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports filed prior to the date of this Agreement or incurred since the date of such financial statements in the ordinary course of business consistent with past practice.

                (m) Material Contracts. The Company shall not, and shall not permit any of its Subsidiaries to enter into, modify in any material respect, amend in any material respect or terminate (i) any Material Contract or any agreement set forth in or of the type set forth in Section 4.10(b) of the Company Disclosure Statement or (ii) any agreement having a term longer than one year and having an aggregate value over its term greater than $10 million.

                (n) Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into or amend or waive any right under any Contract with any Affiliate of the Company (other than its Subsidiaries).

                (o) Litigation and Claims. The Company shall not, and shall not permit any of its Subsidiaries to, settle or compromise any material litigation, or waive, release or assign any material rights or claims.

                (p) Employee Matters. Except as set forth in Section 6.1(p) of the Company Disclosure Statement, except in connection with any employment offer outstanding as of the date of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, (i) grant any increases in the compensation of any of its directors, officers or employees, except for increases required under employment agreements existing on the date of this Agreement and increases for officers and employees in the ordinary course of business consistent with past practice that, in any event, do not increase such officer's or employee's aggregate cash compensation at target by more than 10% over his aggregate cash compensation at target in effect on the date of this Agreement, (ii) pay or agree to pay any pension retirement allowance or other employee benefit not required or contemplated by any of the existing Company Benefit Plans as in effect on the date of this Agreement, giving effect to any modification to any Company Benefit Plan authorized by the Company's Board of Directors prior to the date of this Agreement and previously delivered in writing to Tribune, to any such director, officer or employee, whether past or present, or to any other Person, (iii) pay or award or agree to pay or award any stock option or equity incentive awards in excess of options to acquire 50,000 shares in the aggregate or in a manner that is inconsistent with past practice,
(iv) enter into any new, or amend any existing, employment, severance or termination agreement with any such director, officer or employee which, in the aggregate, would obligate the Company or its Subsidiaries to pay in excess of $1 million or (v) except as required to comply with applicable Law, become obligated under any new Company Benefit Plan which was not in existence on the date of this Agreement, or amend any such plan or arrangement in existence on the date of this Agreement if such amendment would have the effect of enhancing any benefits thereunder. The Company shall, as promptly as practicable, provide Tribune with copies of any amendments to any Company Benefit Plan (which shall be in accordance with the foregoing) made after the date of this Agreement and prior to the Effective Time.

                (q) Accounting. The Company shall not, and shall not permit any of its Subsidiaries to, adopt any change, other than in the ordinary course of business consistent with past practice or as required by the SEC or by law, in its accounting policies, procedures or practices.

                (r) Other Actions. The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions set forth in Annex I or Section 8.1 or Section 8.3 not being satisfied. The Company shall not, and shall not permit any of its Subsidiaries to, authorize, recommend or propose (other than to T), or announce an intention to, or enter into any Contract, agreement, commitment or arrangement to, do any of the foregoing in this Section 6.1.

                SECTION 6.2. Tribune Interim Operations. During the period from the date of this Agreement through the Effective Time, Tribune agrees that (except as set forth in Section 6.2 of the Tribune Disclosure Statement, expressly contemplated or permitted by this Agreement, or to the extent that the Company shall otherwise consent in writing):

                (a) Dividends; Changes in Stock. Tribune shall not declare or pay any dividends on or make other distributions in respect of any of its capital stock, except regular quarterly cash dividends (including any increases in the ordinary course). The Company and Tribune will cooperate with respect to record dates for dividends as provided in Section 6.1(b)(i)(B).

                (b) Governing Documents. Tribune shall not amend or propose to amend its certificate of incorporation or its by-laws in any manner that adversely affects the rights of the Company's stockholders (it being understood that neither the Tribune Charter Amendment nor the Tribune by-law amendments contemplated hereby, nor any amendment to Tribune's Restated Certificate of Incorporation increasing the number of authorized shares of common stock or preferred stock of Tribune, will be deemed to affect adversely the rights of the Company's stockholders).

                (c) Accounting. Tribune shall not, and shall not permit any of its Subsidiaries to, adopt any change, other than in the ordinary course of business consistent with past practice or as required by the SEC or by law, in its accounting policies, procedures or practices.

                (d) New Lines of Business. Tribune shall not, and shall not permit, any of its Subsidiaries to, whether by merger, consolidation, acquisition or otherwise, enter into any material line of business that is not part of, related to or in support of the media business, other than incidentally as part of a larger acquisition within an existing line of business.

                (e) Certain Transactions. Tribune agrees that, prior to the Closing Date, it shall not without the prior written consent of the Company (which consent shall not be unreasonably withheld), agree to enter into any merger, reorganization, share exchange, business combination or similar transaction pursuant to which the stockholders of Tribune will receive any consideration (whether payable in cash, securities, property or other consideration) in exchange for their Tribune Common Shares unless (i) such transaction is not to be consummated until after the Effective Time or the termination of this Agreement pursuant to Section 9.1, (ii) such transaction would not be reasonably expected to prevent or materially delay the consummation of the Merger, and (iii) such transaction will not result in the Merger failing to qualify as a reorganization under Section 368 of the Code.

                (f) Other Actions. Tribune shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of Tribune set forth in this Agreement becoming untrue or (ii) any of the conditions set forth in Section 8.1 or Section 8.2 not being satisfied. Tribune shall not, and shall not permit any of its Subsidiaries to, authorize, recommend or propose (other than to the Company), or announce an intention to, or enter into any Contract, agreement, commitment or arrangement to, do any of the foregoing in this Section 6.2.

                SECTION 6.3. No Solicitation. (a) Except as otherwise provided in this Section 6.3, from the date hereof until the Effective Time or earlier termination of this Agreement, the Company shall not, nor shall it permit any of its Affiliates to, nor shall it authorize or permit any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its respective Affiliates to, (i) solicit, initiate or encourage the submission of any Takeover Proposal, (ii) enter into any Contract with respect to a Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal.

                (b) The Company shall immediately advise Tribune orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the Person making such request or Takeover Proposal. The Company will keep Tribune fully and promptly informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

                (c) The Company may furnish information concerning its business, properties or assets to any Person in response to a request for such information made after the date of this Agreement which was not solicited, initiated or encouraged, directly or indirectly, by the Company or any of its Affiliates or their respective officers, directors, employees, investment bankers, attorneys, accountants, agents or other advisors, and may participate in discussions and negotiations with such Person concerning a Takeover Proposal, in each case if and only to the extent that (i) such Person has submitted a written Takeover Proposal to the Company's Board of Directors which the Board of Directors has determined in good faith, after consulting with and receiving advice from the Company's outside legal and financial advisors, constitutes or would reasonably be expected to result in a Superior Proposal and (ii) such Person has entered into a confidentiality agreement with the Company that is no less favorable to the Company than the Confidentiality Agreement. A "Superior Proposal" means a Takeover Proposal (a) that is more favorable to the Company and its stockholders than the Offer and the Merger and (b) which is reasonably capable of being consummated by the Person making such Takeover Proposal, taking into account the legal, financial, regulatory and other aspects of such Takeover Proposal. It is expressly understood and agreed that in determining whether a Takeover Proposal constitutes a Superior Proposal, the Company's Board of Directors shall consider (1) the impact that the consummation of such Takeover Proposal would have on the editorial independence and quality of the Company's properties and operations, (2) the ability of all the Company's stockholders to receive stock consideration in exchange for their shares of stock of the Company in the transaction contemplated by the Takeover Proposal in a manner that is tax-free to the holders of such shares and (3) the factors set forth in Article XI of the Company Charter. The Company will promptly provide to Tribune any information regarding the Company provided to any Person making a Superior Proposal which was not previously provided to Tribune. Nothing contained herein shall affect any of the obligations of the parties to the Voting Agreement contained in Paragraph 4 of the Voting Agreement.

                (d) The Company's Board of Directors may withdraw or modify its approval or recommendation of the Offer and the Merger in connection with a Superior Proposal if (i) the Board of Directors determines in good faith, after receipt of advice from outside counsel to the Company, that failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law and (ii) the Company notifies Tribune of any such withdrawal or modification prior to its release to the public. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.

                (e) Notwithstanding anything to the contrary contained herein, the Company shall not take any action to make the restrictions on business combinations contained in Section 203 of the DGCL or the business combination provisions currently contained in Article X of the Company Charter inapplicable to any Takeover Proposal (including any Superior Proposal) prior to the termination of this Agreement in accordance with its terms.

                (f) Notwithstanding anything to the contrary contained herein, this Agreement shall be submitted to the stockholders of the Company for the purpose of approving this Agreement and the Merger, regardless of the recommendation or any change in the recommendation of the Company's Board of Directors with respect thereto.

                SECTION 6.4. Third Party Standstill Agreements. During the period from the date of this Agreement until the Effective Time or earlier termination of this Agreement, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party (other than any involving

Tribune or its Subsidiaries). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                SECTION 6.5. Certain Litigation. The Company agrees that, prior to the termination of this Agreement pursuant to Article IX, it shall not settle any litigation commenced after the date of this Agreement against the Company or any of its directors by any stockholder of the Company relating to the Offer, the Merger, this Agreement, the Voting Agreement or the other transactions contemplated hereby, without the prior written consent of Tribune. In addition, prior to the termination of this Agreement pursuant to Article IX, the Company shall not voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and shall cooperate with Tribune to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger.

                SECTION 6.6. Indemnification. (a) The Company shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless and, after the Effective Time, Tribune shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director and officer of the Company and each Subsidiary of the Company and each such individual who served at the request of the Company or any Subsidiary of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director of the Company or Subsidiary of the Company, as applicable, in each case occurring prior to the Effective Time (including the transactions contemplated by this Agreement).

                (b) For six years from the Effective Time, Tribune shall use all reasonable efforts to provide to the Company's current directors and officers liability insurance protection of the same kind and scope as that provided by the Company's directors' and officers' liability insurance policies in effect on the date of this Agreement (true and complete copies of which have been made available to T); provided, however, that in no event shall Tribune be required to expend more than 200% of the current amount expended by the Company as of the date of this Agreement (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and provided, further, that if Tribune is unable to maintain or obtain the insurance called for by this Section 6.6(b), Tribune shall use all reasonable efforts to obtain as much comparable insurance as available for the Insurance Amount).

                SECTION 6.7. Listing of Tribune Common Shares. Tribune will use all reasonable efforts to cause the Tribune Common Shares to be issued in the Merger pursuant to this Agreement to be listed for trading on the NYSE, subject to official notice of issuance, prior to the Effective Time.

                SECTION 6.8. Governance Matters. (a) Board of Directors. The Board of Directors of Tribune shall take all necessary action such that, as of the Effective Time, the Board of Directors of Tribune shall be increased by four directorships, consisting of two additional directorships with respect to the class ("Class I") of directors to be elected in 2001, one additional directorship with respect to the class ("Class II") of directors to be elected in 2002 and one additional directorship with respect to the class ("Class III") of directors to be elected in 2003. The Board of Directors of Tribune shall take all necessary action such that the individuals named on Schedule 6.8 are elected to fill the newly created directorships in each such Class, as set forth on
Schedule 6.8, immediately after the effectiveness of such directorships.

                (b) Tribune Charter and By-Laws. The Board of Directors of Tribune shall take all action necessary such that the Tribune Charter Amendment containing the terms set forth in Exhibit B, and the amendments to the By-laws of Tribune set forth in Exhibit C, are effective as of the Effective Time.

                (c) Subsidiary Actions. The Board of Directors of Tribune shall take the actions set forth in Exhibit D hereto.

                (d) Beneficiaries. Chandler Trust I and Chandler Trust II shall have the power to enforce this Section 6.8 as third party beneficiaries hereof.

                (e) Tribune covenants to take all necessary actions to amend the Rights Agreement (as defined in the definition of "Rights") to permit Chandler Trust I and Chandler Trust II, and the trustees of each, to beneficially own the Tribune Common Shares acquired by them pursuant to this Agreement, or otherwise beneficially owned by them as of the Effective Time, without becoming an "Acquiring Person" or causing any other adverse consequences under the Rights Agreement so long as they do not acquire beneficial ownership of any additional Tribune Common Shares after the Effective Time.

                SECTION 6.9. Employee Benefits.

                (a) Obligations of Tribune; Continuance of Benefits. For a period of one year immediately following the Effective Time, the coverage and benefits provided to employees and former employees of the Company and its Subsidiaries ("Company Employees") pursuant to employee benefits plans or arrangements maintained by Tribune or any of its Subsidiaries shall be no less favorable, in the aggregate, than those provided to such employees immediately prior to the Effective Time. Except as provided in Sections 3.4 and 6.9(c), notwithstanding the foregoing, nothing herein shall require (i) the continuation of any particular benefit plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits, or (ii) Tribune to continue or maintain any stock option, stock purchase or other incentive plan related to the equity of the Company.

                (b) Pre-Existing Limitations; Deductible; Service Credit. With respect to any incentive, benefits and perquisite plans and programs ("Benefit Plans") of Tribune or any Subsidiary of Tribune in which the Company Employees participate effective as of the Effective Time or thereafter, Tribune shall: (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any Benefit Plan that is an employee welfare benefit within the meaning of Section 3(1) of ERISA ("Welfare Plan") in which such Company Employees may be eligible to participate after the Effective Time (provided, however, that no such waiver shall apply to a pre-existing condition, exclusion or waiting period applicable to any Company Employee to the extent that he or she was, as of the Effective Time, excluded from participation in a Company Benefit Plan by reason of such pre-existing condition, exclusion or waiting period, and provided, further, that no such waiver shall apply to a pre-existing condition, exclusion or waiting period of any Company Employee unless the Company Employee enrolls in the applicable Welfare Plan when first eligible to do so), (ii) in the event Company Employees are transferred to a new Welfare Plan within the plan year beginning January 1, 2000, for purposes of accumulating annual deductibles, co-payments and out-of-pocket requirements, provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time, but within such plan year, for purposes of satisfying any applicable deductible or out-of-pocket requirements under any Welfare Plan in which such employees may be eligible to participate after the Effective Time, and (iii) recognize all service of the Company Employees with the Company, for all purposes other than benefit accrual, in any Benefit Plan in which such Company Employees may be eligible to participate after the Effective Time. Prior to the Effective Time, the Board of Directors of Tribune, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of the Company who may become a covered person of Tribune for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of Tribune Common Shares or options to acquire Tribune Common Shares pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

                (c) Employment and Severance Arrangements. As of the Effective Time, Tribune shall assume, honor and perform in accordance with their terms all employment, severance, change in control and other such agreements of the Company and its Subsidiaries and Affiliates, giving effect to any amendment or modification to any such agreement authorized by the Company's Board of Directors prior to the date of this Agreement (the "Employment Arrangements"). With respect to the Times Mirror Deferred Compensation Plan For Executives and the Deferred Plan for Directors Fees, Tribune shall credit 9% interest per annum, cumulative, from the date any amount is credited to a participant under any such plans effective with respect to all amounts credited under such plans as of the Effective Time, and on all amounts which may be deferred under such plans in connection with the Merger or any termination of any employment related thereto, whether credited with respect to deferrals before or after the Effective Time until all such amounts are paid under the plan in accordance with its terms. Tribune shall pay the reasonable attorney's fees of the individual party to the applicable Employment Arrangement in the event such individual party files a claim in good faith to enforce Tribune's obligations and prevails in such action. Such individual parties are hereby specifically made a third party beneficiary of this Section 6.9(c).

                (d) Successor Obligations. Notwithstanding any other provision of this Agreement, in the event Tribune sells or otherwise disposes of any Subsidiary of the Company coincident with or within one year after the Effective Time, Tribune shall require as a condition of such sale or disposition that the buyer shall assume all obligations of Tribune under this Section 6.9. In the alternative, Tribune may elect to guarantee the payment of such obligations.

                                   ARTICLE VII
                             ADDITIONAL ARRANGEMENTS

                SECTION 7.1. Registration Statement; Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, Tribune and the Company shall prepare and file with the SEC a joint proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger and the meeting of Tribune's stockholders to be held in connection with the Merger, including the Share Issuance and the Tribune Charter Amendment (together with any amendments thereof or supplements thereto, the "Proxy Statement"), and Tribune shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Tribune Common Shares to be issued to the stockholders of the Company pursuant to the Merger. Each of Tribune and the Company will use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Tribune shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of Tribune Common Shares in the Merger. Each of Tribune and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of the Company and Tribune shall mail the Proxy Statement to its stockholders.

                (b) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Tribune or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Tribune and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, the suspension of the qualification of the Tribune Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for an amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                (c) The information supplied by Tribune for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Tribune, (iv) the time of the Company Stockholders' Meeting, (v) the time of the Tribune Stockholders' Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Tribune or any of its Subsidiaries, or their respective officers or directors, should be discovered by Tribune which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Tribune shall promptly inform the Company. All documents that Tribune is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                (d) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Tribune, (iv) the time of the Company Stockholders' Meeting, (v) the time of the Tribune Stockholders' Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Tribune All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                SECTION 7.2. Stockholders' Meetings.

                (a) Company Stockholders' Meeting. The Company shall call and hold a meeting of its stockholders (the "Company Stockholders' Meeting") as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger, and the Company shall use its best efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective.

                (b) Tribune Stockholders' Meeting. Tribune shall call and hold a meeting of its stockholders (the "Tribune Stockholders' Meeting") as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger, including the Share Issuance and the Tribune Charter Amendment, and Tribune shall use its best efforts to hold the Tribune Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective.

                SECTION 7.3. Access to Information. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Tribune or any of their respective Subsidiaries is a party (which such Person shall use reasonable best efforts to cause the counterparty thereto to waive) or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, each party shall (and shall cause its Subsidiaries to): (a) provide to the other party (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof and (b) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 7.3 shall affect or be deemed to modify any representation or warranty made in this Agreement. Each party will hold any information so obtained which is non-public in accordance with the provisions of the Confidentiality Agreement.

                SECTION 7.4. Reasonable Best Efforts. Each of the Company and Tribune agrees to use reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on itself with respect to the Offer and the Merger (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Offer and the Merger. Each of the Company and Tribune shall, and shall cause its Subsidiaries to, use reasonable best efforts to take all actions necessary to obtain (and shall cooperate with each other in obtaining) any Authorization of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Tribune, the Company or any of their Subsidiaries in connection with the Offer and the Merger or the taking of any action contemplated thereby or by this Agreement or the Voting Agreement; provided, that Tribune shall not be required to agree, and the Company shall not agree without Tribune's consent, to waive any substantial rights or to accept any substantial limitation on its operations or to dispose of any material assets in connection with obtaining any such Authorization unless such waiver, limitation or disposition would not reasonably be expected to have a Material Adverse Effect on the Company or on Tribune, and provided, further, that at Tribune's written request, the Company shall agree to any such waiver, limitation or disposal, which agreement may, at the Company's option, be conditioned upon and effective only as of the Effective Time.

                SECTION 7.5. Notices of Certain Events. Each of the Company and Tribune shall promptly notify the other of:

                (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                (c) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably expected to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date of this Agreement and ending at the Effective Time; and

                (d) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 7.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                SECTION 7.6. Tax-Free Reorganization. (a) Prior to the Effective Time, each party shall use its reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of the provisions of Section 368 of the Code ("368 Reorganization"), and shall not knowingly take any action that would cause the Merger not to so qualify. Tribune shall not knowingly take any action after the Effective Time that would cause the Merger not to qualify as a 368 Reorganization.

                (b) Each party shall use its reasonable best efforts to obtain the opinions referred to in Sections 8.2(c) and 8.3(c).

                SECTION 7.7. Public Announcements. So long as this Agreement is in effect, the Company and Tribune will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, subject to the immediately following sentence will not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable Law or any listing agreement with any national securities exchange may be issued without such consent, if the party making such release or statement has used its reasonable efforts to consult with the other party.

                SECTION 7.8. Affiliates of the Company. Within 30 days following the date of this Agreement, the Company shall deliver to Tribune a letter identifying all known Persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act (a "Rule 145 Affiliate"). The Company shall use its reasonable best efforts to obtain a written agreement from each Rule 145 Affiliate as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form of Exhibit E hereto.

                SECTION 7.9. Charitable Contributions. For five years after the Effective Time, Tribune will continue the existence and operation of the Times Mirror Foundation (the "Foundation") and fund charitable contributions of the Foundation consistent with past practice.

                SECTION 7.10. Voting Agreement. Tribune shall not agree to any amendment to the proviso contained in Paragraph 3 of the Voting Agreement without the prior consent of the Board of Directors of the Company, which may be withheld in the Board of Directors' sole discretion.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

                SECTION 8.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

                (a) Stockholder Approval. Each of the Company Stockholder Approval and the Tribune Stockholder Approval shall have been obtained.

                (b) HSR Period. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                (c) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered, subject to the provisos set forth in the last sentence of Section 7.4.

                (d) Registration Statement. The Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the Securities Act or the Exchange Act relating to the issuance or trading of the Tribune Common Shares to be issued hereunder shall have been received.

                (e) Listing of Tribune Shares. The Tribune Common Shares to be issued in the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                SECTION 8.2. Conditions to the Company's Obligation to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

                (a) Performance of Obligations; Representations and Warranties.
(i) Tribune shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time and (ii) each of the representations and warranties of Tribune contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date) and each of such representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

                (b) Officer's Certificate. Tribune shall have furnished to the Company a certificate, dated the Closing Date, signed on behalf of Tribune by an executive officer of Tribune, certifying to the effect that the conditions set forth in Section 8.2(a) have been satisfied in full.

                (c) Tax Opinion. The Company shall have received an opinion of Gibson, Dunn & Crutcher LLP in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a

368 Reorganization and that each of Tribune and the Company will be a party to the reorganization within the meaning of Section 368 of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of the Company and Tribune

Notwithstanding the foregoing, if the Offer has been made and Tribune has purchased at least 15 million Company Common Shares pursuant to the Offer,
Section 8.2(a)(ii) shall not be a condition to the obligation of the Company to effect the Merger and the certificate referred to in Section 8.2(b) shall only be required to address satisfaction of the condition set forth in Section 8.2(a)(i).

                SECTION 8.3. Conditions to Tribune's Obligation to Effect the Merger. The obligation of Tribune to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following additional conditions:

                (a) Performance of Obligations; Representations and Warranties.
(i) The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time and (ii) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date) and each of such representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty is, by its terms, expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

                (b) Officer's Certificate. The Company shall have furnished to Tribune a certificate, dated the Closing Date, signed on behalf of the Company by an executive officer of the Company, certifying to the effect that the conditions set forth in Section 8.3(a) have been satisfied in full.

                (c) Tax Opinion. Tribune shall have received an opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to Tribune, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization and that each of Tribune and the Company will be a party to the reorganization within the meaning of Section 368 of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of the Company and Tribune

                (d) Other Authorizations. All Authorizations and exemptions required by any Governmental Entity and other Persons in connection with the Merger and the transactions contemplated hereby and the Voting Agreement shall have been obtained or made, except to the extent the failure to obtain or make such Authorizations or exemptions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or on Tribune

Notwithstanding the foregoing, if the Offer has been made and Tribune has purchased at least 15 million Company Common Shares pursuant to the Offer,
Section 8.3(a)(ii) shall not be a condition to the obligation of Tribune to effect the Merger and the certificate referred to in Section 8.3(b) shall only be required to address satisfaction of the condition set forth in Section 8.3(a)(i).

                                   ARTICLE IX
                                   TERMINATION

                SECTION 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Tribune Stockholder Approval:

                (a) by mutual written consent of Tribune and the Company;

                (b) by either Tribune or the Company:

                        (i) if any Governmental Entity of competent jurisdiction
                shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

                        (ii) (A) if, at the Company Stockholders' Meeting
                (including any adjournment thereof), the Company Stockholder Approval shall not have been obtained or (B) if, at the Tribune Stockholders' Meeting (including any adjournment thereof), the Tribune Stockholder Approval shall not have been obtained; or

                        (iii) if the Merger shall not have been consummated by
                December 31, 2000, unless the failure to consummate the Merger is the result of a breach of this Agreement by the party seeking to terminate this Agreement;

                (c) by Tribune if the Company shall have (i) failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement or (ii) breached in any material respect any of its representations or warranties contained in this Agreement, which failure or breach described in such clause (i) or (ii) cannot be cured, such that the condition set forth in Section 8.3(a) cannot be satisfied on or prior to December 31, 2000; provided, that, if Tribune purchases at least 15 million Company Common Shares in the Offer, only clause (i) of this paragraph
(c) shall give rise to a right of termination.

                (d) by Tribune if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Tribune its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any

Takeover Proposal, or (ii) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing;

                (e) by the Company if Tribune shall have (i) failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Tribune to be performed or complied with by it under this Agreement or (ii) breached in any material respect any of its representations or warranties contained in this Agreement, which failure or breach described in such clause (i) or (ii) cannot be cured, such that the condition set forth in Section 8.2(a) cannot be satisfied on or prior December 31, 2000, provided, that, if Tribune purchases at least 15 million Company Common Shares in the Offer, only clause (i) of this paragraph
(e) shall give rise to a right of termination.

                SECTION 9.2. Effect of Termination. In the event of a termination of this Agreement by either the Company or Tribune as provided in
Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Tribune or the Company or their respective officers or directors, except with respect to the last sentence of
Section 7.3, Section 9.3 and this Section 9.2; provided, however, that nothing herein shall relieve any party of liability for any material breach hereof.

                SECTION 9.3. Fees and Expenses. (a) Except as otherwise provided in this Section 9.3, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided that the Company and Tribune shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing, filing and mailing of the Registration Statement and the Proxy Statement.

                (b) In the event (i) this Agreement is terminated by Tribune pursuant to Section 9.1(d) or Section 9.1(b)(ii)(A) at any time after the Company's Board of Directors has modified or withdrawn its approval or recommendation of the Offer, the Merger or this Agreement or (ii)(A) prior to the time of the Company Stockholder's Meeting a Takeover Proposal is made by a third party, (B) the Company Stockholder Approval is not obtained and (C) on or prior to the 12-month anniversary of the termination of this Agreement a Takeover Proposal is consummated or the Company or any of its Subsidiaries or Affiliates enters into an agreement or letter of intent (or resolves or announces an intention to do so) with respect to a Takeover Proposal with a third party, then promptly following such termination in the case of clause (i) or such event in the case of clause (ii) the Company shall pay to Tribune the sum of $250 million in cash (the "Fee"); provided, that payment of the Fee shall not prevent Tribune from seeking any remedies available to it against the parties to the Voting Agreement for a breach thereof.

                                    ARTICLE X
                                  MISCELLANEOUS

                SECTION 10.1. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

                SECTION 10.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                    (i) if to Tribune, to
                    Tribune Company
                    435 North Michigan Avenue, Suite 2300
                    Chicago, IL  60611
                    Attention:  General Counsel
                    Fax:  (312) 222-4206


                    with a copy to:

                    Wachtell, Lipton, Rosen & Katz
                    51 West 52nd Street
                    New York, New York  10019
                    Attention:  Steven A. Rosenblum, Esq.
                    Fax:  (212) 403-2000

                    and to:
                    Sidley & Austin
                    One Bank One Plaza
                    10 South Dearborn
                    Chicago, Illinois  60603
                    Attention:  Larry A. Barden, Esq.
                    Fax:  (312) 853-7036

                    (ii) if the Company, to:
                    The Times Mirror Company
                    Times Mirror Square Sixth Floor
                    Los Angeles, CA  90053
                    Attention:  General Counsel
                    Fax:  (213) 237-7696

                    with a copy to:

                    Gibson, Dunn & Crutcher LLP
                    333 South Grand Avenue
                    Los Angeles, CA  90071
                    Attention:  Peter F. Ziegler
                    Fax:  (213) 229-7520

                    and to:
                    Skadden, Arps, Slate, Meagher & Flom LLP
                    300 South Grand Avenue, Suite 3400
                    Los Angeles, California 90071-3144
                    Attention:  Jerome L. Coben
                    Fax:  (213) 687-5600
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

                SECTION 10.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors at any time before or after obtaining the Company Stockholder Approval or Tribune Stockholder Approval, but, after any such approval, no amendment shall be made which by Law requires further approval by the stockholders of the Company or Tribune, as applicable, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                SECTION 10.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

                SECTION 10.5. Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                SECTION 10.6. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                SECTION 10.7. Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Exhibits hereto, the Confidentiality Agreement and the other documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (b) except as provided in Sections 6.6, 6.8 and 6.9(c), is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                SECTION 10.8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such State.

                SECTION 10.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided, that Tribune may assign its rights and obligations under this Agreement with respect to the Offer without the consent of the Company to a Wholly-Owned Subsidiary of Tribune (provided that such assignment shall not relieve the Company of its obligations hereunder). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                SECTION 10.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit such party to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

                SECTION 10.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                SECTION 10.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               IN WITNESS WHEREOF, Tribune and the Company have each caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                            Tribune Company



                                            By /s/ JOHN W. MADIGAN
                                               ---------------------------------
                                               Name: John W. Madigan
                                               Title: Chairman, President and
                                                      Chief Executive Officer

                                            The Times Mirror Company



                                            By /s/ MARK H. WILLES
                                               ---------------------------------
                                               Name: Mark H. Willes
                                               Title: Chairman of the Board,
                                                      President and Chief
                                                      Executive Officer

                                                                         ANNEX I

                Conditions to the Offer. Notwithstanding any other provision of the Offer, Tribune shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to Tribune's obligation to pay for or return tendered Company Common Shares promptly after termination or withdrawal of the Offer), pay for, and (subject to any such rules or regulations) may delay the acceptance for payment of any tendered Company Common Shares and (except as provided in the Merger Agreement) amend or terminate the Offer as to any Company Common Shares not then paid for if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer at least 15 million Company Common Shares (the "Minimum Condition") or
(ii) any applicable waiting period (and any extension thereof) under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer or (iii) at any time after the date of the Merger Agreement and prior to the time of payment for any such Company Common Shares (whether or not any Company Common Shares have theretofore been accepted for payment or paid for pursuant to the Offer), any of the following events shall occur and be continuing or conditions exists:

                (a) there shall have been any action taken, or any statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition which (i) prohibits, or makes illegal, the acceptance for payment, payment for or purchase of Company Common Shares or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, (ii) renders Tribune unable to accept for payment, pay for or purchase some or all of the Company Common Shares , (iii) imposes material limitations on the ability of Tribune to effectively exercise full rights of ownership of the Company Common Shares , including the right to vote the Company Common Shares purchased by it or (iv) otherwise has or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or T; or

                (b) the Merger Agreement shall have been terminated in accordance with its terms or any event shall have occurred which gives Tribune the right to terminate the Merger Agreement or not consummate the Merger; or

                (c) since the date of the Merger Agreement there shall have occurred any event, change, effect or development that, individually or in the aggregate with any other event, change, effect or development, has had or would reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay consummation of the Offer or the Merger; or

                (d) (i) any of the representations and warranties of the Company contained in the Merger Agreement that is qualified by materiality shall not be true and correct in all respects as of the date of determination, as if made at and as of such time (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date) or (ii) any of such representations and warranties that is not so qualified shall not be true and correct in all material respects as of the date of determination, as if made at and as of such time (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct in all material respects as of such date); or

                (e) the Company shall have failed to perform in all material respects each of its agreements contained in the Merger Agreement required to be performed at or prior to the date of determination; or

                (f) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any Governmental Entity on, or other event that materially and adversely affects, the extension of credit by banks or other lending institutions or (iv) in the case of any of the foregoing existing at the time of the execution of the Merger Agreement, a material acceleration or worsening thereof; or

                (g) the Board of Directors of the Company or any committee thereof, (i) shall have withdrawn or modified in a manner adverse to Tribune (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer, the Merger or the Merger Agreement or recommended or approved any Takeover Proposal or (ii) shall have resolved to do any of the foregoing;

which in the good faith judgment of Tribune, in any such case, and regardless of the circumstances (including any action or inaction by Tribune) giving rise to such condition makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Company Common Shares.

                The foregoing conditions are for the sole benefit of Tribune and may be waived by Tribune, in whole or in part, at any time and from time to time, in the sole discretion of Tribune The failure by Tribune at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time

                The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is appended.



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